                                                                     Exhibit 4.3

                              DATED 24 August 2005

                                   ----------

               CONTRACT FOR THE SALE OF FREEHOLD LAND AND BUILDING
             SUBJECT TO LEASES AND THE LEASEBACK OF PART OF BUILDING

                                       at

                   MITEL BUSINESS PARK, PORTSKEWETT, CHEPSTOW,
                                  MONMOUTHSHIRE

                                     between

                             MITEL NETWORKS LIMITED

                                       and

                             ROBERT HITCHINS LIMITED

                                   Morgan Cole
                                  Bradley Court
                                   Park Place
                                     Cardiff
                                    CF10 3DP

                               Ref: DCK/409659-28


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CONTENTS

CLAUSE                                                                      Page
------                                                                      ----
1.    Interpretation.....................................................     3
2.    Sale and purchase..................................................     5
3.    Conditions.........................................................     5
4.    Risk and insurance.................................................     6
5.    Deposit............................................................     8
6.    Deducing title.....................................................     8
7.    Title guarantee....................................................     8
8.    Matters affecting the Property.....................................     8
9.    Transfer...........................................................     9
10.   VAT................................................................     9
11.   Completion.........................................................    11
12.   Apportionment of rent due under the Occupational Lease[s]..........    12
13.   Service charge due under the Occupational Lease[s].................    13
14.   Arrears due under the Occupational Leases..........................    14
15.   Management.........................................................    14
16.   Supplemental Agreement.............................................    15
17.   Release of the Seller..............................................    15
18.   Fixtures Fittings Fit Out and Other Works..........................    16
19.   Buyer's acknowledgement of condition...............................    18
20.   Variation to Condition 9.1.1.......................................    18
21.   Joint and several liability........................................    18
22.   Notices............................................................    18
23.   Rights of third parties............................................    19
24.   Governing law and jurisdiction.....................................    19

SCHEDULE

SCHEDULE 1 OCCUPATIONAL LEASES...........................................    21
Part 1. Occupational Leases..............................................    21
Part 2. Interests deriving out of Occupational Leases....................    22
SCHEDULE 2 SELLER'S ASSETS...............................................    23
SCHEDULE 3 BUYER'S CAPITAL WORKS, GRANT OF LEASEBACK AND OTHER TERMS.....    26


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THIS CONTRACT is dated 24 August 2005

PARTIES

(1) MITEL NETWORKS LIMITED incorporated and registered in England and Wales with company number 01309629 whose registered office is at Mitel Networks Limited, Portskewett, Monmouthshire, NP26 5YR (SELLER).

(2) ROBERT HITCHINS LIMITED incorporated and registered in England and Wales with company number 686734 whose registered office is at Rowan House, Barnett Way, Barnwood, Gloucester, GL4 3RT (BUYER).

AGREED TERMS

l.   INTERPRETATION

1.1  The definitions in this clause apply in this contract.

     BUYER'S CONVEYANCER: Anne Balchin of Robert Hitchins Limited, The Manor, Boddington, Cheltenham, Gloucester, GL51 0TJ, Fax No. 01242 680701.

     CHARGE: the charge appearing at entry 1 of the charges register of title number CYM62633 as at 21st September 2004 at 12:08:21

     BUYER'S CAPITAL WORKS: the Works described in Schedule 3 Part I

     COMPLETION DATE: 31 August 2005

     COMPLETION: the completion of this Agreement.

     CONTRACT RATE: 4% per annum above the base lending rate from time to time of Barclays Bank PLC.

     DEPOSIT: L708,200.00 (exclusive of VAT).

     FIT OUT WORKS: the fit out works described in the Fit Out Works Contract.

     FIT OUT WORKS CONTRACT: a contract dated 24 August 2005 for the provision of the Fit Out Works and made between (1) the Seller (2) Paramount Office Interiors Limited

     LEASEBACK: a Lease of part of the Property to be granted to the Seller by the Buyer in the form of the draft annexed hereto.

     MANAGEMENT INFORMATION: all documents, correspondence, notices, assessments, applications, contracts, memoranda, declarations, statutory declarations and other written communications or documentation relating to the Property, or the Occupational Leases.

     OCCUPATIONAL LEASES: the leases and the licences specified in Schedule 1,
     Part 1 and every document varying or supplemental or collateral to any of them, and every licence or consent granted under any of them, all of which are listed in Schedule 1, Part 2.


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     OCCUPATIONAL LICENCE: a licence of part of the Property to be granted to the Seller by the Buyer in the form of the draft annexed hereto.

     OCCUPATIONAL TENANT: a tenant under one of the Occupational Leases and

     OCCUPATIONAL TENANTS means each Occupational Tenant under the Occupational Leases.

     PART 1 CONDITIONS: the conditions in Part 1 of the Standard Commercial Property Conditions (Second Edition) and CONDITION means any one of them.

     PART 2 CONDITIONS: the conditions in Part 2 of the Standard Commercial Property Conditions (Second Edition).

     PROPERTY: the freehold property at Mitel Business Park, Portskewett, Chepstow, Monmouthshire, and registered at HM Land Registry with title absolute under title number CYM62633 but excluding the Tenant's Plant.

     PURCHASE PRICE: L7,082,000.00 (exclusive of VAT).

     SERVICES: facilities management services in relation to the Property.

     SELLER'S ASSETS: the assets of the Seller listed in Schedule 2

     SELLER'S CONVEYANCER: Morgan Cole, Bradley Court, Park Place, Cardiff, CF10 3DP, REF. DCK 409659-28 Fax No. 029 2038 5300

     SUPPLEMENTAL AGREEMENT: an agreement relating to the employees of the Seller who are engaged in the maintenance and management of the Property to be entered into by the Seller the Buyer and Caxton Facilities Management Limited a draft of which is attached hereto

     TENANT'S PLANT: those items of plant and equipment defined and identified in the Occupational Leases and the Leaseback

     VAT: value added tax chargeable under the VAT Act and any similar replacement and any similar additional tax.

     VAT ACT: Value Added Tax Act 1994.

     VAT GROUP: two or more bodies corporate registered as a group for VAT purposes under section 43 of the VAT Act.

     1954 ACT: Landlord and Tenant Act 1954.

     1994 ACT: Law of Property (Miscellaneous Provisions) Act 1994.

     1995 ACT: Landlord and Tenant (Covenants) Act 1995.

1.2  The rules of interpretation in this clause apply in this contract.

1.3  A PERSON includes a corporate or unincorporated body.

1.4 Unless otherwise specified, a reference to a particular law is a reference to it as it is in force for the time being, taking account of any amendment,


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     extension, application or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.5 A reference to laws in general is to all local, national and directly applicable supra-national laws in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate laws for the time being in force made under them and all orders, notices, codes of practice and guidance made under them.

1.6 The expressions LANDLORD COVENANT and TENANT COVENANT each have the meaning given to them by the 1995 Act.

1.7  WRITING or WRITTEN includes faxes and e-mail.

1.8  Except where a contrary intention appears, a reference to a clause or
     Schedule is a reference to a clause of or Schedule to this contract.

1.9 Clause and Schedule headings do not affect the interpretation of this contract.

2.   SALE AND PURCHASE

2.1 The Seller will sell and the Buyer will buy the Property for the Purchase Price on the terms of this contract but subject to clause 2.3.

2.2  The Buyer cannot require the Seller to:

     (a) transfer the Property or any part of it to any person other than the Buyer; or

     (b) transfer the Property in more than one parcel or by more than one transfer; or

     (c)  apportion the Purchase Price between different parts of the Property.

2.3 The Seller's Assets shall remain the property of the Seller and are not included in this sale and further the telecommunication mast referred to in clause 8.1(h) is not included in this sale

3.   CONDITIONS

3.1  The Part 1 Conditions are incorporated in this contract so far as they:

     (a)  apply to a sale by private treaty;

     (b)  relate to freehold property;


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     (c)  are not inconsistent with the other clauses in this contract; and

     (d) have not been modified or excluded by any of the other clauses in this contract.

3.2  The Part 2 Conditions are not incorporated into this contract.

3.3  Condition 1.1.4(a) does not apply to this contract.

4.   RISK AND INSURANCE

4.1 The Seller will insure the Property in accordance with its obligations as landlord under each of the Occupational Leases until Completion.

4.2  The Seller will at the Buyer's written request:

     (a) permit the Buyer to inspect the policy or evidence of its terms at any reasonable time;

     (b) increase the amount of cover for the Property under the terms of the Seller's insurance policy or extend the risks covered by it, subject to the insurer being willing and able to do so and subject to the Buyer paying the Seller on demand any additional premium due for the increased or extended cover; and

     (c) obtain or consent to an endorsement on the Seller's insurance policy for the Property of the Buyer's interest, subject to the insurer being willing to make the endorsement and subject to the Buyer paying the Seller on demand any additional premium due for the endorsement.

4.3 The Seller will be under no obligation to seek any refund from the Tenants of any additional premium due or paid in relation to any increased cover requested by the Buyer or for any endorsement on the policy of the Buyer's interest.

4.4 No damage to or destruction of the Property nor any deterioration in its condition, however caused, will entitle the Buyer either to any reduction of the Purchase Price or to refuse to complete or to delay Completion.

4.5 If in the period between the date of this contract and Completion, the Property is damaged or destroyed by a risk against which the Seller has insured:

     (a) the Seller will make a claim under its insurance policy in respect of that damage or destruction;

     (b) to the extent that any insurance money in respect of the damage or destruction is paid to the Seller before Completion, and to the extent


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          that the Seller is not under any statutory or contractual obligation to use any insurance money received by it to repair or rebuild the Property before completion, the Seller will hold the insurance money received by it on trust for the Buyer and will pay the money to the Buyer on completion to use in accordance with the terms of the Occupational Leases;

     (c) to the extent that any insurance money in respect of the damage or destruction is paid to the Seller after Completion, the Seller will hold the insurance money on trust for the Buyer and will, as soon as is reasonably practicable, pay it to the Buyer to use in accordance with the terms of the Occupational Leases;

     (d) to the extent that any insurance money in respect of the damage or destruction has not been paid to the Seller before Completion, the Seller will, to the extent permitted by the policy and at the Buyer's expense, assign to the Buyer all rights to claim under the policy, the assignment being in the form reasonably required by the Buyer.

4.6 On Completion, the Seller will cancel its insurance policy in respect of the Property. If, following the cancellation, the Seller receives from its insurers a refund of any premium paid in respect of any period after the date of cancellation, the Seller will at its discretion either:

     (a) pay or allow the refund to the Buyer to hold on trust for and to account to the Tenants in accordance with the terms of the Occupational Leases; or

     (b) pay or allow the refund to the Tenants in accordance with the terms of the Occupational Leases.

4.7 The Buyer will apply any insurance money paid to it by the Seller under this clause in accordance with the terms of the Occupational Leases and will keep the Seller indemnified against any claims arising from any breach.

4.8 On Completion, there will be no apportionment between the Seller and the Buyer of any insurance rents received or receivable from the Tenants under the terms of the Occupational Leases.

4.9 The Buyer will keep the Seller indemnified against any outstanding or additional premiums or other costs of insurance that may become due to the Seller's insurers after completion but which relate to a period of insurance before completion.

4.10 Conditions 7.1.2, 7.1.3 and 7.1.4(b) do not apply to this contract.


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5.   DEPOSIT

5.1 On the date of this contract, the Buyer will pay the Deposit to the Seller's Solicitors as stakeholder on terms that on completion the Deposit is paid to the Seller with accrued interest.

5.2  The Deposit must be paid by direct credit.

5.3  Conditions 2.2.1 and 2.2.2 do not apply to this contract.

6.   DEDUCING TITLE

6.1 The Seller's title to the Property has been deduced to the Buyer's Conveyancer before the date of this contract.

6.2 The Buyer is deemed to have full knowledge of the title and is not entitled to raise any enquiry, objection, requisition or claim in relation to it other than any query arising out of the usual pre-completion searches.

6.3  Conditions 6.1 and 6.2 and 6.4.2 do not apply to this contract.

7.   TITLE GUARANTEE

7.1  The Seller will transfer the Property with full title guarantee.

7.2  Condition 6.6.2 does not apply to this contract.

8.   MATTERS AFFECTING THE PROPERTY

8.1  The Seller will sell the Property free from encumbrances other than:

     (a) any matters, other than the Charge, contained or referred to in the entries or records made in registers maintained by HM Land Registry as at 21st September 2004 at 12:08:21 under title number CYM62633;

     (b) any matters discoverable by inspection of the Property before the date of this contract;

     (c) any matters which the Seller does not and could not reasonably know about;

     (d) any matters, other than the Charge, disclosed or which would have been disclosed by the searches and enquiries which a prudent buyer would have made before entering into this contract;


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     (e)  public requirements;

     (f) any matters which are, unregistered interests which override registered dispositions under Schedule 3 to the Land Registration Act 2002;

     (g) the Occupational Leases and all rights and obligations arising by virtue of any of them and all interests deriving out of any of them as listed in Schedule 1, Part 2

     (h) the contractual and other rights of Cable and Wireless to retain a telecommunications mast on the Property

8.2  Conditions 3.1.1, 3.1.2, and 3.3 do not apply to this contract.

8.3 The Buyer is deemed to have full knowledge of the matters referred to in clause 8.1 and will not raise any enquiry, objection, requisition or claim in respect of any of them.

8.4 In the event that the surrender and release of liabilities and obligations referred to in paragraph 1 of the First Schedule of an Agreement for Surrender of Part and Variation of Lease dated 3rd August 2005 and made between (1) the Seller (2) Zarlink Semiconductor Limited is deemed ineffectual Seller shall keep the Buyer indemnified against all expenses costs claims damages and loss arising in relation thereto

9.   TRANSFER

9.1 The transfer to the Buyer will be in the agreed form initialled by the parties and annexed to this contract.

9.2  The Buyer and the Seller will execute the transfer in duplicate.

10.  VAT

10.1 The Seller and the Buyer each acknowledge and agree that a business is being transferred as a going concern and that section 49(1) of the VAT Act and article 5 of the Value Added Tax (Special Provisions) Order 1995 are intended to apply to the transaction provided for by this contract.

10.2 The Seller and the Buyer each acknowledge that the business of letting the Property for a consideration is capable of being operated separately as a business.

10.3 The Seller warrants that:


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     (a)  it (or the representative member of its VAT Group) is registered for
          VAT; and

     (b) it has used the Property for carrying out the business of letting it for consideration; and

          (i) it (or a relevant associate for the purposes of paragraph 2 of Schedule 10 of the VAT Act) elected on 01.03.2001 to waive exemption from VAT in relation to the Property under paragraph 2 of Schedule 10 of the VAT Act, and

          (ii) the election took effect on 03.02.2001, and

          (iii) the election was duly notified to HM Customs & Excise on 01.03.2001, and

          (iv) HM Customs & Excise consented to that election taking effect on 19.03.2001, and

          (v)  the election has not been revoked

10.4 The Buyer warrants that it (or the representative member of its VAT group) is registered for VAT and agrees that:

     (a) before completion it (or a relevant associate for the purposes of paragraph 2 of Schedule 10 of the VAT Act) will:

          (i) make an election (ELECTION) to waive exemption from VAT in relation to the Property under paragraph 2 of Schedule 10 of the VAT Act to take effect no later than completion, and

          (ii) duly notify HM Customs & Excise of the election, and

          (iii) supply the Seller with a copy of the election and evidence of the receipt by HM Customs & Excise of the election;

     (b)  it will not revoke the election (either before or after completion);
          and

     (c) it will use the Property after completion for carrying out the business of letting it for a consideration.

10.5 The Buyer confirms that article 5(2B) of the Value Added Tax (Special Provisions) Order 1995 does not apply to the Buyer.

10.6 On completion, or as soon as reasonably practicable after completion, the Seller will deliver to the Buyer either:

     (a) all records that are required to be kept for VAT purposes by section 49(1)(b) of the VAT Act and which relate to the Property; or


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     (b)  a written direction from HM Customs & Excise to the effect that such records may be retained by the Seller and not delivered to the Buyer.

10.7 The Buyer will preserve any records delivered to it for the period of six years from the day of completion or such longer period as may be required by law and will allow the Seller or its agents (at the Seller's cost) to inspect and take copies of them at reasonable times on giving reasonable notice.

10.8 If HM Customs & Excise issue a decision to the effect that the transaction provided for by this contract constitutes or includes a supply of goods and/or services for the purposes of the VAT Act, or if the Seller is assessed to VAT in relation to the sale of the Property, the Buyer will immediately, on being notified by the Seller of such decision or assessment, pay the Seller the VAT which is attributable to the sale.

10.9 The Buyer will on demand pay the Seller an amount equal to any interest, penalty or surcharge which is imposed on the Seller (or the representative member of its VAT Group) by HM Customs & Excise, together with any costs incurred by the Seller in connection with such interest, penalty or surcharge.

10.10 Each amount stated to be payable by the Buyer to the Seller under or pursuant to this contract is exclusive of VAT (if any).

10.11 Where this contract requires the Buyer to repay or refund or reimburse the Seller for the costs of any supplies made to the Seller, the Buyer will also indemnify the Seller against all liability to VAT in respect of that supply, except to the extent that the Seller is able to recover the VAT.

10.12 Condition 1.4 does not apply to this contract.

11.  COMPLETION

11.1 Completion will take place on the Completion Date.

11.2 Conditions 8.1.2 and 8.1.3 are varied by the deletion of 2.00 pm as the stipulated time and the substitution of 1.00 pm.

11.3 Condition 8.4 is amended to add "(d) any other sum which the parties agree under the terms of the contract should be paid or allowed on completion".


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11.4 Condition 1.1.3(b) is amended to read: "in the case of the seller, even though a mortgage remains secured on the property, if the amount to be paid on completion enables the property to be transferred freed of all mortgages, (except those to which the sale is expressly subject) or if the seller produces reasonable evidence that this is the case."

11.5 On, or as soon as reasonably practicable after completion, the Seller will deliver to the Buyer (or to any other person as the Buyer has directed in writing to the Seller before completion):

     (a)  a rent authority letters addressed to each of the Occupational
          Tenants;

     (b) all of the following, if any, which are in the Seller's possession or under its control (except any that are in the possession of any Occupational Tenant):

          (i) the health and safety file for the Property (including any copyright licences in favour of the Buyer);

          (ii) manuals relating to the operation or maintenance of the building(s) and any plant, machinery or equipment at the Property;

          (iii) buildings or services plans for the Property;

          (iv) Management Information.

     (c) Any documents required under clause 13, clause 14, clause 15, clause 16 and clause 17.

11.6 On Completion the Buyer will grant to the Seller the Occupational Licence.

11.7 The Seller will procure provision of the Fit Out Works in accordance with the Fit Out Works Contract and the Buyer hereby grants to the Seller licence to occupy such parts of the Property as necessary to enable the Fit Out Works to be completed.

11.8 Within five working days of the issue of the certificate of practical completion pursuant to the Fit Out Works Contract the Buyer will grant to the Seller and the Seller will accept the Leaseback pursuant to the terms of Schedule 3 Part III.

12.  APPORTIONMENT OF RENT DUE UNDER THE OCCUPATIONAL LEASES

12.1 In this clause the following definitions apply:

     OCCUPATIONAL LEASE RENT: the annual rent first reserved by each of the Occupational Leases.


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     OCCUPATIONAL LEASE RENT PAYMENT DAY: a day under an Occupational Lease for payment of the Occupational Lease Rent or an instalment of the Occupational Lease Rent.

12.2 The Occupational Lease Rent in respect of each Occupational Lease will be apportioned so that on completion, the Seller will pay or allow to the
     Buyer:

                                      A x B
                                      -----
                                       365

     where, in respect of each Occupational Lease:

     A is the Occupational Lease Rent at the rate payable at the date of completion, and

     B is the number of days from and including the day of completion to but excluding the next Occupational Lease Rent Payment Date.

13.  SERVICE CHARGE DUE UNDER THE OCCUPATIONAL LEASES

13.1 In this clause the following definitions apply:

     SERVICE CHARGE: the amount payable by an Occupational Tenant in respect of the provisions of services by the landlord pursuant to an Occupational Lease

     SERVICE CHARGE PAYMENT DAY: a day for payment of the Service Charge pursuant to an Occupational Lease

13.2 The Service Charge in respect of each Occupational Lease will be apportioned so that on completion the Seller will pay or allow to the
     Buyer:

                                      C x D
                                      -----
                                        91

     Where in respect of each Occupational Lease:

     C is the Service Charge for the current quarter


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     D is the number of days from and including the day of completion but excluding the next Service Charge Payment Day

13.3 The Seller shall be responsible for any reasonable and proper costs arising out of any query or dispute raised by an Occupational Tenant relating to the Service Charge for the period prior to Completion.

13.4 The Buyer will hold any sums paid or allowed to it pursuant to this clause in accordance with the terms of the Occupational Leases.

13.5 Conditions 8.3.7 and 8.3.8 do not apply to this contract.

14.  ARREARS DUE UNDER THE OCCUPATIONAL LEASES

14.1 In this clause, ARREARS means all sums due from the Occupational Tenants to the Seller before completion but which have not been received by the Seller as cleared funds at least five working days before Completion.

14.2 The Buyer acknowledges that the Arrears should be paid to the Seller and to that end:

     14.2.1 if an Occupational Tenant pays all or part of the Arrears to the Buyer following Completion the Buyer shall forthwith pay the same to the Seller

     14.2.2 the Buyer shall at the request and cost of the Seller take such action as may be reasonably necessary to enable the Seller to recover the Arrears

15.  MANAGEMENT

15.1 From the date of this contract until Completion, the Seller will manage the Property in accordance with its normal management practice, and in particular, but without limitation, the Seller will:

     (a)  provide the services as required under the Occupational Leases;

     (b) use reasonable endeavours to comply with all landlord covenants in the Occupational Leases;

     (c)  deal properly and promptly with:

          (i) any applications for licences or consents made under any of the Occupational Leases


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          (ii) any applications or proceedings for lease renewal or termination under the 1954 Act in connection with any of the Occupational Leases

          (iii) any rent reviews or arbitration under any of the Occupational Leases; and

          (iv) any other dispute, arbitration, application, claim or matter relating to the Property or its occupation; and

     (d) consult with the Buyer and have regard to the Buyer's reasonable representations in connection with all matters in this clause but the Seller will not be obliged to comply with any requirement where compliance may result in the Seller either being materially prejudiced or incurring any liability under the Landlord and Tenant Act 1988.

15.2 As soon as reasonably practicable following the date of this contract, the Seller will give the Buyer reasonable access to all the Management Information that is in the custody or control of the Seller or its agents and, at the request and expense of the Buyer, will supply copies of all the Management Information to the Buyer, to the extent not already supplied.

15.3 The Buyer will pay to the Seller on demand and keep the Seller indemnified against:

     (a) all claims arising after the date of this contract, from any of the Occupational Leases or from any lease or licence listed in Schedule 1,
          Part 2; and

     (b) all losses, costs and expenses incurred or suffered by or awarded against the Seller consequent on the Seller acting in accordance with the Buyer's requirements under this clause.

15.4 Conditions 4.1, 4.2 and 4.3 do not apply to this contract.

16.  SUPPLEMENTAL AGREEMENT

16.1 The Seller and the Buyer undertake each with the other to enter into the Supplemental Agreement prior to Completion

17.  RELEASE OF THE SELLER

17.1 The Buyer will promptly, on request, provide the Seller with any information and assistance that the Seller may reasonably require in connection with any application that the Seller makes or may wish to make at any time, (whether to


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     any Occupational Tenant or to a court) in accordance with section 8 of the
     1995 Act.

17.2 The Buyer will for a period of 5 years following Completion:

     (a) notify the Seller of any contract to sell and any transfer of the Property (or any part of it) to which the Buyer is a party, within one week after the date of the contract or transfer; and

     (b) obtain a covenant from its transferee with the Seller in the same terms as this clause.

18.  FIXTURES FITTINGS FIT OUT AND OTHER WORKS

18.1 The Buyer acknowledges that it has received a copy of the Fit Out Works Contract and at the direction of the Seller shall pay directly to the contractor all sums to which the contractor is entitled pursuant to the Fit Out Works Contract and hereby agrees to release and indemnify the Seller within 30 days of demand from the Seller against all liability for claims, demands, costs, charges, proceedings, actions (including legal expenses reasonably and properly incurred) made against the Seller arising out of any failure on the part of the Buyer to make the payments referred to in this sub clause

18.2 On Completion the Seller will leave the Seller's Assets in situ and will permit the Buyer and all persons authorised by it access to and use of those numbered 4 and 5 in Schedule 2.

18.3 Following Completion the parties or their duly authorised agents shall meet to agree how the future use maintenance repair and replacement of the Seller's Assets is to be regulated and shall conclude a formal memorandum of such agreement (which may include a variation of the schedule of Seller's Assets) before the expiration of six months

18.4 If and insofar as the parties fail to reach agreement pursuant to clause
     18.3 the following provisions shall apply:

     18.4.1 The Buyer shall pay a fair and proper proportion of the cost of any necessary maintenance and repair to the Seller's Assets

     18.4.2 If at any time the Seller wishes to remove or relocate any of the Seller's Assets it shall give the Buyer reasonable prior written notice to the intent that the Buyer may arrange for replacement equipment to be provided if it so requires

     18.4.3 If at any time the Buyer wishes to remove or relocate any of the Seller's Assets (whether with a view to upgrading the equipment or reorganising the use of the Property) it shall give the Seller reasonable prior written notice to the intent that the Seller may dispose of the equipment or agree to its relocation as the case may be

18.5 For the avoidance of doubt the parties acknowledge that all fixtures other than Tenants Plant and all fittings and equipment other than Seller's Assets and items within those parts of the Property subject to the Occupational Leases or the Occupational Licence shall on Completion become the property of the Buyer

18.6 The parties acknowledge that the Buyer is under no obligation to undertake the Buyer's Capital Works and the Buyer shall have absolute discretion with regard to if and the time at which the Buyer's Capital Works are undertaken

18.7 If the Buyer undertakes the Buyer's Capital Works the provisions of
     Schedule 3 Part II shall apply

18.8 If at any time after the expiration of three years from Completion but prior to the completion of the Buyer's Capital Works the Seller suffers any interruption or interference of any kind to its business undertaken in those parts of the Property occupied pursuant to the Occupational Licence or the Leaseback which arises directly or indirectly from the condition disrepair or failure of those elements of the building on the Property which are the subject of the Buyer's Capital Works the Buyer hereby agrees to and does indemnify the Seller in respect of all losses (including consequential and economic losses) costs claims and expenses arising therefrom.

18.9 The Buyer acknowledges that it is intended that the obligations on its part contained in clause 18.8 shall bind its successors in title and the owners for the time being of the Property and the transfer shall contain such provisions and a covenant by the Buyer with the Seller that it will not prior to completion of the Buyer's Capital Works transfer or charge the Property in whole or in part without procuring from such transferee (or chargee) an indemnity in favour of the Seller to the same effect as clause
     18.8 and the transfer shall contain a request to the Chief Land Registrar to enter a restriction in Form L on the register for title to the Property

18.10 Notwithstanding clause 18.9, one seller undertakes to give a certificate referred to in Resonchen form 'L' in respect of the charge dated by the Buyer with & month of due date hereof without requiring the indemnity in the terms of clause 18.8 from such chargee.

19.  BUYER'S ACKNOWLEDGEMENT OF CONDITION

     The Buyer acknowledges that before the date of this contract, the Seller has given the Buyer and others authorised by the Buyer, permission and the opportunity to inspect, survey and carry out investigations as to the condition of the Property. The Buyer has formed its own view as to the condition of the Property and the suitability of the Property for the Buyer's purposes.

20.  VARIATION TO CONDITION 9.1.1

     Condition 9.1.1 is varied to read, "If any plan or statement in the contract or in written replies which the seller has given to any written enquiry raised by the buyer before the date of this contract, is or was misleading or inaccurate due to an error or omission the remedies available are as follows."

21.  JOINT AND SEVERAL LIABILITY

     Where the Buyer is more than one person, the Seller may release or compromise the liability of any of those persons under this contract or grant time or other indulgence without affecting the liability of any other of them.

22.  NOTICES

22.1 Any notice given under this contract must be in writing and signed by or on behalf of the party giving it.

22.2 Any notice or document to be given or delivered must be given by delivering it personally or sending it by pre-paid first class post, or recorded delivery, or fax to the address and for the attention of the relevant party as follows:

     (a)  to the Seller at:

          Castlegate Business Park, Portskewett, Monmouthshire, NP26 5YR

          Fax No: 0870 909 404

          marked for the attention of: Chris Crane, Senior Legal Counsel, EMEA or at the Seller's Conveyancer, quoting the reference DCK/409659-28;

     (b)  to the Buyer at:

          The Manor Boddington Cheltenham GL51 0TJ

          Fax No: 01242 680701

          marked for the attention of: Mr C J Haslam

          or at the Buyer's Conveyancer, quoting the reference Anne Balchin.

22.3 Giving or delivering a notice or a document to a party's conveyancer has the same effect as giving it to that party.

22.4 Any such notice or document will be deemed to have been received:

     (a) if delivered personally, at the time of delivery provided that if delivery occurs before 9.00 am on a working day, the notice will be deemed to have been received at 9.00 am on that day, and if delivery occurs after 5.00 pm on a working day, or on a day which is not a working day, the notice will be deemed to have been received at 9.00 am on the next working day.

     (b) in the case of pre-paid first class or recorded delivery post at 9.00 am on the second working day after posting; and

     (c)  in the case of fax, at the time of transmission.

22.5 In proving delivery, it will be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class or recorded delivery letter or that the fax message was properly addressed and transmitted, as the case may be.

22.6 A notice or document delivered under this contract will not be validly given or delivered if sent by e-mail.

22.7 Condition 1.3 does not apply to this contract.

23.  RIGHTS OF THIRD PARTIES

     It is not intended that a person who is not a party to this contract will have any rights under or in connection with it by virtue of the Contracts (Rights of Third Parties) Act 1999.

24.  GOVERNING LAW AND JURISDICTION

24.1 This contract will be governed by and construed in accordance with the law of England and Wales.

24.2 Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection with this contract or the legal relationships established by this contract.

24.3 Each party irrevocably consents to any process in any legal action or proceedings arising out of or in connection with this contract being served on it in accordance with the provisions of this contract relating to service of notices. Nothing contained in this contract shall affect the right to serve process in any other manner permitted by law.

This contract has been entered into on the date stated at the beginning of it.

                         SCHEDULE 1 OCCUPATIONAL LEASES

                           PART 1. OCCUPATIONAL LEASES

                                                                                        ORIGINAL   WILL COUNTERPART BE HANDED OVER
DATE         DESCRIPTION                            PARTIES                             OR COPY    ON COMPLETION?
----         -----------                            -------                             --------   -------------------------------
02.02.01     Lease                                  (1) The Seller                                 Yes
                                                    (2) Mitel Semiconductor Limited

03.08.05     Agreement for Surrender of Part        (1) The Seller                                 Yes
             and Variation of Lease and for Lease   (2) Zarlink Semiconductor Limited

[________]   Deed of Variation                      (1) The Seller                                 Yes
                                                    (2) Zarlink Semiconductor Limited

14.09.01     Lease                                  (1) The Seller                                 Yes
                                                    (2) Breconridge Manufacturing
                                                        Solutions Limited

27.05.05     Deed of Surrender                      (1) The Seller                                 Yes
                                                    (2) Breconridge Manufacturing
                                                        Solutions Limited

             PART 2. INTERESTS DERIVING OUT OF OCCUPATIONAL LEASE[S]

                                                                                        ORIGINAL   WILL ORIGINAL BE HANDED OVER
DATE         DESCRIPTION                            PARTIES                             OR COPY    ON COMPLETION?
----         -----------                            -------                             --------   ----------------------------
None

                                   SCHEDULE 2

                                 SELLER'S ASSETS

No.   Description                                         Location
---   -----------                                         --------
 1.   Computer Room UPS, controls, switchgear and         Computer Room
      interconnecting cabling

 2.   Computer Room A/C inc standby system                Computer Room & Plant Room

 3.   Support Centre UPS, controls, switchgear and        Switchroom
      interconnecting cabling

 4.   IET Tower Card Access System, controls, readers,    Distributed
      locks, interconnecting cabling and card printer

 5.   March Networks DVR equipment inc all internal       Security
      static cameras

 6.   All IT equipment, servers and software with the     Distributed
      exclusion of 1 x Autocad R2000 and 1 x Planet G5
      maintenance software

 7.   All voice and data equipment including patch        Distributed
      panels and racks

 8.   All furniture, seating and storage with the         Distributed
      exclusion of that contained within the
      Restaurant, Reception, Facilities
      Office, Workshop and Facilities Stores

 9.   All audio visual equipment                          Customer Suite

10.   Photocopiers and reprographics equipment            Distributed
      excluding Xerox 2520 plan copier

11.   Husky Chilled Food Machine                          Coffee Shop

12.   Rowlett Multi Slice Toaster                         Coffee Shop

13.   Sanyo Microwave                                     Coffee Shop

14.   Soup Pot                                            Coffee Shop

15.   Mondo 2 Coffee Perculator                           Coffee Shop

16.   Instanta Hot Water Boiler                           Coffee Shop

17.   Lincat Hot Plate                                    Coffee Shop

18.   Klix Drinks Vending Machines                        Distributed

19.   Arco Coffee Machines                                Coffee Shop/Restaurant

20.   Chilled Water Drinks Machines                       Distributed

21.   Crane Chilled Confectionery Vending Machine         X-Roads corridor

22.   Flavia Drinks machines                              Reception/Customer Suite

23.   Hot Water Carpet Cleaner                            Cleaners Store

       SCHEDULE 3 BUYER'S CAPITAL WORKS GRANT OF LEASEBACK AND OTHER TERMS

     DEFINITIONS

     In this Schedule 4 unless the context otherwise requires the following expressions shall have the following meanings:

1    "Building" means the building at Castlegate Business Park

2 "Building Management Systems" means Landis & Gyr Visionik building management system comprising of central computer graphics, workstation trend plotter remote terminals substations controllers switching and measurement devices valves and actuators associated with the operation of the system currently installed at the Building for the benefit of the Building

3. "Chillers" means 2 off York R22 reciprocating refrigerant chillers, 2 off York R22 reciprocating refrigerant heat recovery chillers currently installed on the Property for the benefit of the Building

4. "Net Internal Area" means the net internal area of the Premises measured in accordance with the Fifth Edition of the Code of Measuring Practice published on behalf of the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers

5. "Premises" means the part or parts of the Building to be demised by the Leaseback

6. "Roof means the roof membrane ballast roof gutters mansard seals and all other items forming part of or having an effect on the integrity of the flat roof covering of the Building

                                     PART I
                      DESCRIPTION OF BUYER'S CAPITAL WORKS

1.   The replacement of the Roof at the Building

2.   The replacement of the Chillers

3.   The replacement of the Building Management Systems

                                     PART II
                  PROVISIONS RELATING TO BUYER'S CAPITAL WORKS

1. The Buyer shall in procuring any of the Buyer's Capital Works and in line with the principles of good estate management obtain industry standard warranties with contractors manufacturers and suppliers backed by appropriate insurance provided the same are available on commercially reasonable terms

2. In respect of the plant machinery and mechanical and electrical services forming part of the Buyer's Capital Works the Buyer shall at its own cost remedy any defect arising during the period of twelve (12) months from the date on which the particular item or system of plant machinery or mechanical or electrical services in question is fully commissioned and tested and certified as such and is otherwise operational and available for its intended use (whichever shall be later) and

3. In respect of other elements the Buyer shall at its own cost remedy any defect arising during the period of twelve (12) months from the date it is certified as practically complete pursuant to the terms of any building contract in respect of the Buyer's Capital Works

                                    PART III
                       GRANT OF LEASEBACK AND OTHER TERMS

1.   MEASUREMENT

1.1 As soon as reasonably practicable during the Fit Out Works Contract the Buyer and the Seller shall seek to agree the Net Internal Area of the Premises

1.2 If the Buyer and the Seller are unable to agree the Net Internal Area of the Premises the dispute shall be resolved in accordance with paragraph 3 of this part of this Schedule

1.3 The annual rent firstly reserved in the Leaseback shall be such sum as is calculated by multiplying the square footage of the Net Internal Area of the Premises (as agreed or determined) by L9.00

2.   GRANT OF LEASE

     Within five (5) Working Days following the issue of the certificate of practical completion pursuant to the Fit Out Works Contract the Buyer shall grant and the Seller shall accept and execute a counterpart of the Leaseback and deliver the same to the Buyer in exchange for the original

3.   DISPUTES

3.1 Any dispute or question arising between the parties under the provisions of this part of this Schedule shall be referred to the decision of a person agreed by the parties to act as an expert

3.2 Failing agreement within ten (10) working days after either party has given to the other written request requiring the appointment of the person to act as an expert the person may be appointed on the request of either party by the President or acting President for the time being of the Royal Institution of Chartered Surveyors

3.3 The person appointed shall act as an expert and shall be directed to determine the Net Internal Area of the Premises and the fee for so doing shall be borne equally by the Seller and the Buyer


Executed as a deed by MITEL
NETWORKS LIMITED acting                 ----------------------------------------
by a Director and Secretary             Director


                                        ----------------------------------------
                                        Director Secretary

The COMMON SEAL of ROBERT               /s/ Illegible
HITCHINS LIMITED was                    ----------------------------------------
hereunto affixed in the presence        Director
of:


                                        /s/ Illegible
                                        ----------------------------------------
                                        Director

                                        (SEAL)

TRANSFER OF WHOLE                                            LAND REGISTRY   TR1
OF REGISTERED TITLE(S)

--------------------------------------------------------------------------------
1.  Stamp Duty

--------------------------------------------------------------------------------
[ ]  It is certified that this          [ ]  in the Schedule to the Stamp Duty
     instrument falls within category

     (Exempt Instruments) Regulations 1987

[ ] It is certified that the transaction effected does not form part of a larger transaction or of a series of transactions in respect of which the amount or value or the aggregate amount or value of the consideration exceeds the sum of (British Pound)_______________

[ ] It is certified that this is an instrument on which stamp duty is not chargeable by virtue of the provisions of section 92 of the Finance Act 2001
--------------------------------------------------------------------------------
2.   Title Number(s) of the Property

     CYM62633
--------------------------------------------------------------------------------
3.   Property

     Castlegate Business Park (formerly known as Mitel Business Park)
     Portskewett
     Caldicot
     Monmouthshire
--------------------------------------------------------------------------------
4.   Date
--------------------------------------------------------------------------------
5.   Transferor

     MITEL NETWORKS LIMITED (Company No: 01399629)
--------------------------------------------------------------------------------
6.   Transferee FOR ENTRY ON THE REGISTER

     ROBERT HITCHINS LIMITED (Company No: 686734)
--------------------------------------------------------------------------------
7. Transferee's intended ADDRESS(ES) FOR SERVICE (INCLUDING POSTCODE) FOR ENTRY ON THE REGISTER

     Rowan House   The Manor
     Barnett Way   Boddington
     Barnwood      CHELTENHAM
     GLOUCESTER    GL51 0TJ
     GL4 3RT
--------------------------------------------------------------------------------
8.   THE TRANSFEROR TRANSFERS THE PROPERTY TO THE TRANSFEREE
--------------------------------------------------------------------------------
9.   Consideration

[X] The Transferor has received from the Transferee for the Property the sum specified in the Contract dated the _________ day of __________ 2005 and made between the Transferor and the Transferee

[ ]

[ ]  The transfer is not for money or anything which has a monetary value
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
10.  The Transferor transfers with

     [X]  full title guarantee          [ ]  limited title guarantee
--------------------------------------------------------------------------------
11.  Declaration of trust

     [ ] The Transferees are to hold the Property on trust for themselves as joint tenants

     [ ] The Transferees are to hold the Property on trust for themselves as tenants in common in equal shares

     [ ]  The Transferees are to hold the Property
--------------------------------------------------------------------------------
12.  Additional provisions

DEFINITIONS

"the Buyer's Capital Works"   The works described in part 1 of schedule 3 of the
                              Contract

"the Occupational Leases"     The Occupational Leases to which the Property is
                              subject as more particularly defined in the
                              Contract

"the Contract"                The contract dated the ____ day of __________ 2005
                              and made between the Transferor (1) and the
                              Transferee (2)

The Transferee hereby covenants with the Transferor that prior to the completion of the Buyer's Capital Works it will not transfer or charge the Property in whole or in part without procuring that the Transferee and/or chargee enters into a Deed of Indemnity in favour of the Transferor to the same effect as clause 18.8 of the Contract and the Transferee hereby requests the Chief Land Registrar to enter a restriction on the register of title to the Property as follows:

"No transfer or Charge of the registered estate by the Proprietor of the registered estate or by the Proprietor of any registered charge is to be registered without a certificate signed on behalf of Mitel Networks Limited by its secretary or conveyancer that the provisions of clause 18.9 of the Contract have been complied with"

The Transferee covenants with the Transferor that the Transferee will from the date of this Transfer until the date when the Transferee is released from the landlord's covenants contained in the Occupational Leases observe and perform the landlord's covenants in the Occupational Leases and keep the Transferor indemnified against all proceedings, costs, claims and expenses arising because of any failure to do so

--------------------------------------------------------------------------------
13. Execution

THE COMMON SEAL of
MITEL NETWORKS LIMITED
was hereunto affixed in the presence of:


                                        ----------------------------------------
                                        Director


                                        ----------------------------------------
                                        Secretary

--------------------------------------------------------------------------------

THE COMMON SEAL of
ROBERT HITCHINS LIMITED
was hereunto affixed in the presence of:


                                        ----------------------------------------
                                        Director


                                        ----------------------------------------
                                        Secretary

Oyez 7 Spa Road, London SE16 3QQ         LR TR1           2003 Edition    9.2003
     (C) Crown copyright (LR/SC/11)                                      LRTR1/2
                                                                         5061088

                                  (FLOOR PLAN)

"the Sale Contract"           The contract for the sale and purchase of the
                              Premises of 24 August 2005 and made between Mitel
                              (1) and RHL (2)

2. In consideration of the payment of the Licence Fee RHL hereby grants to Mitel Licence and Permission to occupy the Licensed Area from the date hereof and further grants to Mitel Licence and Permission to occupy the Further Licensed Area from the date that Breconridge Manufacturing Solutions Limited surrenders its lease of the Further Licensed Area

3. RHL also grants to Mitel Licence and Permission for Mitel its employees agents and visitors to use the car park and other facilities comprised within the Premises as described and on the terms set out in clause 3 of the Leaseback

4. RHL also grants to Mitel Licence and Permission, together with all others so entitled or authorised by RHL, to have use without charge of the Customer Facility from the date hereof to the earlier of the date on which this Licence terminates and the date upon which RHL grants a lease of the Customer Facility to a third party, subject always to there first being a booking with RHL for every occasion of use.

5. Mitel shall pay the Licence Fee in advance on the usual quarter days by equal quarterly instalments a proportionate part being paid on the signing hereof

6. This Licence is personal to Mitel and Mitel shall not purport to assign or underlet the Licensed Area or the Further Licensed Area nor share the occupation thereof with any other party

7. To facilitate its move into the Licensed Area Mitel may also occupy the area edged red on the Plan until the 16th September 2005 free of charge

8. The parties shall observe the covenants and conditions contained in the clauses of the Leaseback listed in the Schedule hereto in respect of the Licensed Area throughout the period of this Licence and in respect of the Further Licensed

     Area from the date of surrender of the existing lease SAVE THAT the financial obligations the subject of clauses 8 9 and 10 shall be calculated throughout the period of this Licence on the assumption that the area occupied by Mitel totals 30,000 square feet

9. This Licence shall terminate 28 days after the commencement of the Leaseback and RHL shall refund to Mitel a proportionate part of the Licence Fee in respect of the remainder of the quarter unexpired

AS WITNESS the hands of the parties hereto or their duly authorised agents the day and year first before written

                                    SCHEDULE

5.   Third Party Rights

8.   Service Charge

9.   Insurance

10.  Rates and Taxes

11.  Utilities

12.  Common Items

13.  VAT

28.  Use

29.  Management of the Building

30.  Compliance with Laws

33.  Indemnity

Signed by


-------------------------------------
duly authorised agent of
ROBERT HITCHINS LIMITED
and on its behalf

Signed by


-------------------------------------
duly authorised agent of
MITEL NETWORKS LIMITED
and on its behalf

                             DATED __________ 2005

                                   ----------

                                      LEASE

                                   relating to

                 PREMISES AT CASTLEGATE BUSINESS PARK, CALDICOT,
                             CHEPSTOW, MONMOUTHSHIRE

                                     between

                             ROBERT HITCHINS LIMITED

                                       and

                             MITEL NETWORKS LIMITED

                                   Morgan Cole
                                  Bradley Court
                                   Park Place
                                     Cardiff
                                    CF10 3DP

                               Ref: DCK/409659-28

CONTENTS

CLAUSE                                                                      Page
------                                                                      ----
 1.   Interpretation.....................................................      1
 2.   Grant..............................................................      6
 3.   Ancillary rights...................................................      6
 4.   Rights excepted and reserved.......................................      9
 5.   Third Party Rights.................................................     10
 6.   The Annual Rent....................................................     11
 7.   Review of the Annual Rent..........................................     11
 8.   Services and Service Charge........................................     14
 9.   Insurance..........................................................     18
10.   Rates and taxes....................................................     20
11.   Utilities..........................................................     21
12.   Common items.......................................................     21
13.   VAT................................................................     21
14.   Default interest and interest......................................     22
15.   Costs..............................................................     22
16.   Registration of this lease.........................................     22
17.   Assignments........................................................     23
18.   Underlettings......................................................     24
19    Sharing occupation.................................................     25
20.   Charging...........................................................     25
21.   Prohibition of other dealings......................................     26
22.   Registration and notification of dealings and occupation...........     26
23.   Closure of the registered title of this lease......................     27
24.   Repairs............................................................     27
25.   Decoration.........................................................     27
26.   Alterations and signs..............................................     28
27.   Returning the Property to the Landlord.............................     28
28.   Use................................................................     29
29.   Management of the Building.........................................     29
30.   Parking and Loading................................................     30
31.   Compliance with laws...............................................     30
32.   Encroachments, obstructions and acquisition of rights..............     31
33.   Remedy breaches....................................................     32
34.   Indemnity..........................................................     32
35.   Reletting and Sale of Reversion....................................     32
36.   Landlord's Covenant for Quiet Enjoyment............................     33
37.   Condition for Re-entry.............................................     33
38.   Liability..........................................................     34
39.   Option to Terminate................................................     35
40.   Notices, consents and approvals....................................     35
41.   Governing law and jurisdiction.....................................     36

42.   Disputes with Adjoining Owners and Occupiers.......................     36
43.   Compensation on Vacating ..........................................     36
44.   Rights and Easements...............................................     36
45.   Warranties and Representations.....................................     36
46.   Contracts (Rights of Third Parties) Act 1999.......................     37
47.   Landlord and Tenant (Covenants) Act 1995)..........................     37

                                  (FLOOR PLAN)

                                 (LOCATION MAP)

This lease is dated

HM LAND REGISTRY

TITLE NUMBER: CYM62633

ADMINISTRATIVE AREA: MONMOUTHSHIRE

PARTIES

(1) ROBERT HITCHINS LIMITED, incorporated and registered in England and Wales with company number 686734 whose registered office is at Rowan House, Barrett Way, Barnwood, Gloucester, GL4 3RT (LANDLORD).

(2) MITEL NETWORKS LIMITED, incorporated and registered in England and Wales with company number 01309629 whose registered office is at Mitel Networks Limited, Portskewett, Monmouthshire, NP26 5YR (TENANT).

AGREED TERMS

l.   INTERPRETATION

1.1 The definitions and rules of interpretation set out in this clause apply to this lease.

     ANNUAL RENT: rent at an initial rate of L[_______] per annum and then as revised pursuant to this lease.

     BUILDING: the Building shown edged blue on Plan 2.

     COMMON PARTS: the areas made available or provided from time to time by the Landlord within the Estate (excluding Lettable Units) for use in common by the owners and occupiers thereof and all persons expressly or by implication authorised by them including (but without limitation) all pedestrian ways, roadways, landscaped areas, entrance halls, landings, staircases, passages, toilet facilities, refuse areas and car parking areas.

     CONTRACTUAL TERM: a term of years beginning on, and including the date of this lease and ending on, and including [SPECIFY DATE] [15 years].

     DEFAULT INTEREST RATE: four percentage points above the Interest Rate.

     ESTATE: the land and buildings comprised within title number CYM62633

     INSURANCE RENT: the aggregate in each year of:

     (a) a fair proportion of the gross cost of the premium before any discount or commission for:

          (i) the insurance of the Estate, for its full reinstatement cost (taking inflation of building costs into account) against loss or damage by or in consequence of the Insured Risks, including costs of demolition, site clearance, site protection and shoring-up, professionals' and statutory fees and incidental expenses, the cost of any work which may be required under any law and VAT in respect of all those costs, fees and expenses; and

          (ii) public liability insurance in relation to the Common Parts;

     (b) the gross cost of the premium before any discount or commission for insurance for loss of Annual Rent from the Property for three years; and

     (c)  any insurance premium tax payable on the above.

     INSURED RISKS: means fire, explosion, lightning, earthquake, storm, flood, bursting and overflowing of water tanks, apparatus or pipes, impact by aircraft and articles dropped from them, impact by vehicles, riot, civil commotion and any other risks against which the Landlord reasonably decides to insure against from time to time.

     INTEREST RATE: interest at the base lending rate from time to time of Barclays Bank plc, or if that base lending rate stops being used or published then at a comparable commercial rate reasonably determined by the Landlord.

     LANDLORD'S SURVEYOR: any person or firm appointed by or acting for the Landlord (including an employee of the Landlord or a company that is a member of the same group (within the meaning of section 42 of the Landlord and Tenant Act 1954 and also including a person or firm appointed by the Landlord to collect rent) to perform any of the functions of the surveyor under this Lease (save for clause 7) and provided that such person is an associate or fellow of the Royal Institution of Chartered Surveyors

     LETTABLE UNIT: part of the Building other than the Property, that is capable of being let and occupied on terms similar to those of this lease.

     PERMITTED USE: offices within Use Class B1 of the Town and Country Planning (Use Classes) Order 1987 as at the date this lease is granted.

     PLAN 1: the plan attached to this lease marked "Plan 1".

     PLAN 2: the plan attached to this lease marked "Plan 2".

     PROPERTY: part of the Building (the floor plan of which is shown edged red on Plan 1) bounded by and including:

     (a)  the floor screed and any cavities below raised floors

     (b) the ceiling finishes including any suspended ceilings and light fittings but the upper limit of that part of the Building shall not extend to anything above the ceiling finishes other than the cavity above any suspended ceiling (which shall be included)

     (c)  the interior plaster finishes of exterior walls and columns;

     (d) the plaster finishes of the interior load-bearing walls and columns that adjoin another Lettable Unit or the Common Parts;

     (e) the doors and windows and their frames and fittings within the interior,

     (f) one half of the thickness of the interior, non-load-bearing walls and columns that adjoin another Lettable Unit or the Common Parts;

     (g) the entirety of any non-structural or non-loadbearing walls and columns wholly within that part of the Building

     (h)  any additions and improvements at that part of the Building

     (i)  all Service Media exclusively serving that part of the Building

     (j) all the Landlord's fixtures and fittings of every kind which shall from time to time be in or upon that part of the Building (whether originally affixed or fastened to or upon that part of the Building or otherwise)

     but excluding:

     (a)  the windows in the exterior walls and their frames and fittings;

     (b) the whole of the interior load-bearing walls and columns within that part of the Building other than their plaster finishes and

     (c) all Service Media within that part of the Building but which do not exclusively serve that part of the Building

     RENT COMMENCEMENT DATE: [SPECIFY DATE].

     RENT PAYMENT DATES: 25 March, 24 June, 29 September and 25 December.

     REVIEW DATE: [SPECIFY FIRST REVIEW DATE] and every fifth anniversary of that date.

     SERVICE CHARGE: a fair proportion of the Service Cost but having regard to the provisions of clause 8.14

     SERVICE CHARGE YEAR: is the annual accounting period relating to the Services and the Service Costs beginning on 31st March in 2005 and each subsequent year during the term.

     SERVICE COSTS: the costs listed in clause 8.2

     SERVICE MEDIA: those parts of the Building and the Estate comprising common water supply waste and soil pipes underground drains sewers gutters downpipes gas and other fuel pipes ducts conduits flues telecommunication wires louvers and cowls sprinkler and automatic fire detection systems electrical distribution services up to but not including the incoming switch on the distribution board standby power systems compressed air vacuum and chilled water services up to the service connection points on the Tenant's fixtures and equipment and all other common conducting media plant and apparatus for the provision supply control and monitoring of Services to or from the Estate and other common equipment.

     SERVICES: the services listed in clause 8.1 and Schedule 2

     TENANTS PLANT : the plant identified and listed in Schedule 1 and any additional plant and machinery installed by the Tenant

     THIRD PARTY RIGHTS: all rights, covenants and restrictions affecting the Estate including the matters referred to at the date of this lease in entries 3 to 6 of the charges register of title number CYM62633.

     VAT: value added tax chargeable under the Value Added Tax Act 1994 or any similar replacement or additional tax.

     1954 ACT: Landlord and Tenant Act 1954.

1.2 A reference to this LEASE, except a reference to the date of this lease or to the grant of this lease, is a reference to this deed and any deed, licence, consent, approval or other instrument supplemental to it.

1.3 A reference to the LANDLORD includes a reference to the person entitled to the immediate reversion to this lease. A reference to the TENANT includes a reference to its successors in title and assigns. A reference to a GUARANTOR is a reference to any guarantor of the tenant covenants of this lease including a guarantor who has entered into an authorised guarantee agreement.

1.4 In relation to any payment, a reference to a FAIR PROPORTION is to a fair proportion of the total amount payable, determined conclusively (except as to questions of law) by the Landlord.

1.5 The expressions LANDLORD COVENANT and TENANT COVENANT each has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995.

1.6 Unless the context otherwise requires, references to the BUILDING, the COMMON PARTS, a LETTABLE UNIT and the PROPERTY are to the whole and any part of them or it.

1.7  The expression NEIGHBOURING PROPERTY does not include the Building.

1.8  A reference to the TERM is to the Contractual Term.

1.9 A reference to the END OF THE TERM is to the end of the term however it ends.

1.10 References to the PERPETUITY PERIOD are to the period of 80 years from the commencement of the term and that period is the perpetuity period for the purposes of section 1 of the Perpetuities and Accumulations Act 1964.

1.11 References to the CONSENT of the Landlord are to the consent of the Landlord given in accordance with clause 40.4 and references to the APPROVAL of the Landlord are to the approval of the Landlord given in accordance with clause 40.5.

1.12 A WORKING DAY is any day which is not a Saturday, a Sunday, a bank holiday or a public holiday in Wales.

1.13 Unless otherwise specified, a reference to a particular law is a reference to it as it is in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate laws for the time being in force made under it and all orders, notices, codes of practice and guidance made under it.

1.14 A reference to laws in general is to all local, national and directly applicable supra-national laws in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate laws for the time being in force made under them and all orders, notices, codes of practice and guidance made under them.

1.15 Any obligation in this lease on the Tenant not to do something includes an obligation not to agree to or suffer that thing to be done and an obligation to use best endeavours to prevent that thing being done by another person.

1.16 Unless the context otherwise requires, where the words INCLUDE(S) or INCLUDING are used in this lease, they are deemed to have the words "without limitation" following them.

1.17 A PERSON includes a corporate or unincorporated body.

1.18 References to WRITING or WRITTEN do not include faxes or email.

1.19 Except where a contrary intention appears, a reference to a clause or Schedule, is a reference to a clause of, or Schedule to, this lease and a reference in a Schedule to a paragraph is to a paragraph of that Schedule.

1.20 Clause, Schedule and paragraph headings do not affect the interpretation of this lease.

1.21 "Building Management Systems" means Landis & Gyr Visionik building management system comprising of central computer, graphics workstation, trend plotter, remote terminals, sub-stations, controllers, switching and measurement devices, vales and actuators associated with the operation of the system currently installed on the Estate for the benefit of the Building and such other equipment provided by the Landlord to replace any of them

1.22 "Chillers" means 2 off York R22 reciprocating refrigerant chillers. 2 off York R22 reciprocating refrigerant heat recovery chillers currently installed on the Estate for the benefit of the Building and such other equipment provided by the Landlord to replace any of them

1.23 "Roof means the roof membrane, ballast, roof gutters, mansard, seals and all other items having an effect on the integrity of the flat roof covering of the Building

2.   GRANT

2.1 The Landlord lets with full title guarantee the Property to the Tenant for the Contractual Term.

2.2 The grant is made together with the ancillary rights set out in clause 3, excepting and reserving to the Landlord the rights set out in clause 4, and subject to the Third Party Rights.

2.3 The grant is made with the Tenant paying the following as rent to the Landlord without deduction counterclaim or set off

     (a)  the Annual Rent and all VAT in respect of it;

     (b)  the Service Charge and all VAT in respect of it;

     (c)  the Insurance Rent;

     (d)  all interest payable under this lease

3.   ANCILLARY RIGHTS

3.1  The Landlord grants the Tenant the following rights (the RIGHTS):

     (a) the right to support and protection from the Common Parts to the extent that the Common Parts provide support and protection to the Property to the date of this Lease;

     (b) the right to use the roadways, footpaths, entrance halls and corridors which form part of the Common Parts for (as appropriate) vehicular and pedestrian access to and egress from the Property PROVIDED

          THAT the Landlord shall at all times procure that access to the Property is reasonably convenient;

     (c) the right to part 20 private cars or motorbikes belonging to the Tenant, its employees and visitors on that part of the Estate shown coloured blue on Plan 2 and the right to park private cars or motorbikes belonging to the Tenant its employees and visitors on a first come first served basis within the parking area which forms part of the Common Parts Provided That the Landlord shall at all times throughout the Contractual Term provide not less than 500 parking spaces (excluding those in the area shown coloured blue on Plan 2) within the Estate;

     (d) the right to use the refuse areas and loading/unloading areas which form part of the Common Parts for their proper purpose;

     (e) the right to keep the Tenant's Plant and any replacement in such location or locations on the Estate as such items are as at the date hereof;

     (f) the right to access the Tenant's Plant for the purposes of cleaning repairing maintaining and replacing the same;

     (g) subject to clause 3.7, the right to use the interior areas of the Building which form part of the Common Parts for their proper purpose as designated from time to time by the Landlord;

     (h) subject to Landlord's consent not to unreasonably be withheld or delayed the right to use and to connect into any Service Media at the Building that belong to the Landlord and serve (but do not form part of) the Property which are in existence at the date of this lease or are installed during the perpetuity period;

     (i) the right to attach any item to the Common Parts adjoining the Property so far as is reasonably necessary to carry out any works to the Property required or permitted by this lease;

     (j) the right to display the name and logo of the Tenant (and any authorised undertenant) on a sign or noticeboard provided by the Landlord at the entrance to the Estate and at the entrance to the Property, such display to be in a form and manner approved by the Landlord (such approval not to be unreasonably withheld or delayed) and subject to the consent of the local planning authority being obtained if such consent is required;

     (k) the right to retain a telecommunications mast and any replacement thereof in the approximate position shown marked X on Plan 2 together with the right for the Tenant and its contractors to access the same for the purposes of maintenance repair and replacement of the same;

     (l) the right to maintain a 3 metre x 3 metre storage area at point "Y" on Plan 2 or such other area designated from time to time by the Landlord, for the purposes of storing electronic waste;

     (m) the right to enter the Common Parts or any other Lettable Unit so far as is reasonably necessary to carry out any works to the Property required or permitted by this Lease

3.2 The Rights are granted in common with the Landlord and any other person authorised by the Landlord.

3.3 The Rights are granted subject to the Third Party Rights insofar as the Third Party Rights affect the Common Parts and the Tenant shall not do anything that may interfere with any Third Party Right.

3.4 The Tenant shall exercise the Rights (other than the Right mentioned in clause 3.1(a)) only in connection with its use of the Property for the Permitted Use and in accordance with any regulations made by the Landlord as mentioned in clause 29.1.

3.5 The Tenant shall comply with all laws relating to its use of the Common Parts pursuant to the Rights.

3.6 In relation to the Rights mentioned in clause 3.1(b) to clause 3.1(f) and 3.1(k) to clause 3.1(l), the Landlord may, at its reasonable discretion, change the route of any means of access to or egress from the Property and may change the area over which any of those Rights are exercised.

3.7 For the avoidance of doubt, the conference facilities and meeting rooms within the Building may only be used via a separate hire agreement with the Landlord

3.8 In relation to the Rights mentioned in clause 3.1(h) the Landlord may, at its reasonable discretion, re-route or replace any such Service Media and that Right shall then apply in relation to the Service Media as re-routed or replaced.

3.9  In exercising the Right mentioned in clause 3.1(m), the Tenant shall:

     (a) except in case of emergency, give reasonable notice to the Landlord and any occupiers of the relevant Lettable Unit(s) of its intention to exercise that Right;

     (b) where reasonably required by the Landlord or the occupier of the relevant Lettable Unit(s), exercise that Right only if accompanied by a representative of the Landlord and/or the tenant and/or the occupier of the relevant Lettable Unit(s);

     (c) cause as little damage as possible to the Common Parts and the other Lettable Units and to any property belonging to or used by the Landlord or the tenants or occupiers of the other Lettable Units;

     (d) cause as little inconvenience as possible to the Landlord and the tenants and occupiers of the other Lettable Units as is reasonably practicable; and

     (e) promptly make good (to the satisfaction of the Landlord) any damage caused to the Common Parts (or to any property belonging to or used by the Landlord) by reason of the Tenant exercising that Right

4.   RIGHTS EXCEPTED AND RESERVED

4.1 The following rights are excepted and reserved from this lease to the Landlord (the RESERVATIONS):

     (a) rights of light, air, support and protection as those rights are capable of being enjoyed at any time during the term;

     (b) the right to use and to connect into Service Media at, but not forming part of, the Property; the right to install and construct Service Media at the Property to serve any part of the Building or any neighbouring property (whether or not such Service Media also serve the Property); and the right to re-route any Service Media mentioned in this paragraph;

     (c) the right to develop the Estate and any neighbouring property (whether or not belonging to the Landlord) and to build upon or into any boundary of the Property;

     (d) the discretion (acting reasonably) to re-route any means of access to or egress from the Property or the Building and to change the areas over which the Rights mentioned in clause 3.1(b) to clause 3.1(d) and clause 3.1(f) to clause 3.1(h) are exercised;

     (e) the right to re-route and replace any Service Media over which the Rights mentioned clause 3.1(h) are exercised;

     (f) the right to erect scaffolding at, and attach it to any part of the Building in connection with any of the other Reservation;

     (g)  the right to enter the Property:

          (i) to repair, maintain, install, construct, re-route or replace any Service Media or structure relevant to any of the other Reservations; or

          (ii) to carry out any works to any other Lettable Unit; or

          (iii) in connection with any of the Services; or

          (iv) in an emergency or in connection with the security for the Estate; or

          (v)  for any other purpose mentioned in this lease

4.2 The Reservations may be exercised by the Landlord and by anyone else who is or becomes entitled to exercise them and by anyone authorised by the Landlord.

4.3 The Reservations may be exercised notwithstanding that any works carried out in connection with the exercise of those rights result in a reduction in the flow of light or air to the Property or the Common Parts but not so that the ability of the Tenant or other authorised occupier of the Property to use the Property for the Permitted Use is adversely affected.

4.4 The Reservations mentioned in clause 4.1(b) apply to Service Media in existence at the date of this lease and to any that are installed or constructed during the perpetuity period.

4.5 The Tenant shall upon receipt of reasonable prior notice in writing (except in the case of emergency) allow all those entitled to exercise any right to enter the Property, to do so with their workers, contractors, agents and professional advisors, and to enter the Property at any reasonable time (whether or not during usual business hours).

4.6 Anyone exercising any of the Reservations, its workers, contractors, agents and professional advisors, shall cause as little damage to the Property and inconvenience to the Tenant as possible and shall make good as soon as reasonably practicable and to the reasonable satisfaction of the Tenant any loss, damage, injury or nuisance arising by reason of its exercising any of the Reservations,

5.   THIRD PARTY RIGHTS

5.1 The Tenant shall comply with all obligations on the Landlord relating to the Third Party Rights insofar as those obligations relate to the Property and shall not do anything (even if otherwise permitted by this lease) that may interfere with any Third Party Right.

5.2 The Tenant shall allow the Landlord and any other person authorised by the terms of the Third Party Right to enter the Property in accordance with its terms.

6.   THE ANNUAL RENT

6.1 The Tenant shall pay the Annual Rent and any VAT in respect of it by four equal instalments in advance on or before the Rent Payment Dates by BACS.

6.2 The first instalment of the Annual Rent and any VAT in respect of it shall be made on the Rent Commencement Date and shall be the proportion, calculated on a daily basis, in respect of the period from the Rent Commencement Date until the day before the next Rent Payment Date.

7.   REVIEW OF THE ANNUAL RENT

7.1 In this clause the PRESIDENT is the President for the time being of the Royal Institution of Chartered Surveyors or a person acting on his behalf, and the SURVEYOR is the independent valuer appointed pursuant to clause 7.8.

7.2 The amount of Annual Rent shall be reviewed on each Review Date to the greater of:

     (a) the Annual Rent payable immediately before the relevant Review Date (or which would then be payable but for any abatement or suspension of the Annual Rent or restriction on the right to collect it); and

     (b)  the open market rent agreed or determined pursuant to this clause.

7.3 The open market rent may be agreed between the Landlord and the Tenant at any time before it is determined by the Surveyor.

7.4 If the open market rent is determined by the Surveyor, it shall be the amount that the Surveyor determines is the annual rent (exclusive of any VAT) at which the Property could reasonably be expected to be let:

     (a)  in the open market;

     (b)  at the relevant Review Date;

     (c)  on the assumptions listed in clause 7.5; and

     (d)  disregarding the matters listed in clause 7.6.

7.5  The assumptions are:

     (a)  the Property is available to let in the open market:

          (i) by a willing lessor to a willing lessee (which may be the Tenant);

          (ii) as a whole;

          (iii) with vacant possession;

          (iv) without a fine or a premium;

          (v) for a term equal to the unexpired residue of the Contractual Term at the relevant Review Date or a term of ten years commencing on the relevant Review Date, if longer; and

          (vi) otherwise on the terms of this lease other than as to the amount of the Annual Rent but including the provisions for review of the Annual Rent;

     (b) the Property may lawfully be used, and is in a physical state to enable it to be lawfully used, by the willing lessee (or any potential undertenant or assignee of the willing lessee) for any purpose permitted by this lease;

     (c) the Landlord and the Tenant have fully complied with their obligations in this lease;

     (d) if the Property or any other part of the Building or any Service Media serving the Property, has been destroyed or damaged, it has been fully restored;

     (e) no work has been carried out on the Property that has diminished the rental value of the Property;

     (f) any fixtures, fittings, machinery or equipment supplied to the Property by the Landlord that have been removed by or at the request of the Tenant, or any undertenant or their respective predecessors in title (otherwise than to comply with any law) remain at the Property;

     (g) the willing lessee and its potential assignees and undertenants shall not be disadvantaged by any actual or potential election to waive exemption from VAT in relation to the Property.

7.6  The matters to be disregarded are:

     (a) any effect on rent of the fact that the Tenant or any authorised undertenant has been in occupation of the Property;

     (b) any goodwill attached to the Property by reason of any business carried out there by the Tenant or by any authorised undertenant or by any of their predecessors in business;

     (c) any effect on rent attributable to any physical improvement to the Property carried out before or after the date of this lease, by or at the expense of the Tenant or any authorised undertenant with all necessary consents, approvals and authorisations and not pursuant to an obligation to the Landlord (other than an obligation to comply with any law); and

     (d)  any statutory restriction on rents or the right to recover them.

7.7 If the revised Annual Rent is agreed between the Landlord and the Tenant, it may be a stepped rent.

7.8 The Landlord and the Tenant may appoint an independent valuer at any time before either of them applies to the President for an independent valuer to be appointed. The Landlord or the Tenant may apply to the President for an independent valuer to be appointed at any time after the date which is three months before the relevant Review Date. The independent valuer shall be an associate or fellow of the Royal Institution of Chartered Surveyors.

7.9  The Surveyor shall act as an expert and not as an arbitrator.

7.10 The Surveyor shall give the Landlord and the Tenant an opportunity to make written representations to the Surveyor and to make written counter-representations commenting on the representations of the other party to the Surveyor.

7.11 If the Surveyor dies, delays or becomes unwilling or incapable of acting, then either the Landlord or the Tenant may apply to the President to discharge the Surveyor and clause 7.8 shall then apply in relation to the appointment of a replacement.

7.12 The fees and expenses of the Surveyor and the cost of the Surveyor's appointment and any counsel's fees incurred by the Surveyor shall be payable by the Landlord and the Tenant in the proportions that the Surveyor directs (or if the Surveyor makes no direction, then equally). If the Tenant does not pay its part of the Surveyor's fees and expenses within ten working days after demand by the Surveyor, the Landlord may pay that part and the amount it pays shall be a debt of the Tenant due and payable on demand to the Landlord. The Landlord and the Tenant shall otherwise each bear their own costs in connection with the rent review.

7.13 If the revised Annual Rent has not been agreed by the Landlord and the Tenant or determined by the Surveyor on or before the relevant Review Date, the Annual Rent payable from that Review Date shall continue at the rate payable immediately before that Review Date. No later than five working days after the revised Annual Rent is agreed or the Surveyor's determination is notified to the Landlord and the Tenant, the Tenant shall pay:

     (a) the shortfall (if any) between the amount that it has paid for the period from the Review Date until the Rent Payment Date following the date of agreement or notification of the revised Annual Rent and the amount that would have been payable had the revised Annual Rent been agreed or determined on or before that Review Date; and

     (b) interest at the Interest Rate on that shortfall calculated on a daily basis by reference to the Rent Payment Dates on which parts of the shortfall would have been payable if the revised Annual Rent had been agreed or determined on or before that Review Date and the date payment is received by the Landlord.

7.14 Time shall not be of the essence for the purposes of this clause.

7.15 As soon as practicable after the amount of the revised Annual Rent has been agreed or determined, a memorandum recording the amount shall be signed by or on behalf of the Landlord and the Tenant and endorsed on or attached to this lease and its counterpart. The Landlord and the Tenant shall each bear their own costs in connection with the memorandum.

8.   SERVICES AND SERVICE CHARGE

8.1  The SERVICES are:

     (a) the cleaning, maintenance, inspection and repair of the structure and exterior of the Building, the Common Parts and the cleaning, maintaining and repairing all Service Media forming part of the Common Parts;

     (b)  cleaning the outside of the windows of the Building;

     (c) lighting the Common Parts and cleaning, maintaining, repairing and replacing lighting machinery and equipment on the Common Parts;

     (d) cleaning, maintaining, repairing and replacing general refuse bins on the Common Parts;

     (e) cleaning, maintaining, repairing and replacing signage (including the signboard showing the names and logos of the tenants) for the Common Parts;

     (f) cleaning, maintaining, repairing, operating and replacing security machinery and equipment (including closed circuit television) on the Common Parts;

     (g) maintaining, repairing, operating and replacing fire prevention, detection and fighting machinery and equipment and fire alarms on the Common Parts;

     (h)  maintaining the landscaped and grassed areas of the Estate

     (i) cleaning, maintaining, repairing and replacing any lifts and lift machinery and equipment on the Common Parts;

     (j)  decorating the internal areas of the Common Parts;

     (k) cleaning, maintaining, repairing and replacing the floor coverings on the internal areas of the Common Parts;

     (1) cleaning, maintaining, repairing and replacing the furniture and fittings on the Common Parts;

     (m) heating the internal areas of the Building and cleaning, maintaining, repairing and replacing heating machinery and equipment serving the Building;

     (n) providing air conditioning for the internal areas of the Building and cleaning maintaining repairing and replacing air conditioning equipment serving the Building;

     (o)  providing security and maintenance staff for the Building; and

     (p) any other service or amenity that the Landlord may in its reasonable discretion acting in accordance with the principles of good estate management provide for the benefit of the tenants and occupiers of the Building.

8.2  The SERVICE COSTS are the total of:

     (a)  the whole of the costs of:

          (i)  providing the Services;

          (ii) the supply and removal of electricity, gas, water, sewage and other utilities to and from the Building;

          (iii) complying with the recommendations and requirements of the insurers of the Building (insofar as those recommendations and requirements relate to the Common Parts);

          (iv) complying with all laws relating to the Common Parts, their use and any works carried out at them, and relating to the use of all Service Media, machinery and equipment at or serving the Common Parts and to any materials kept at or disposed of from the Common Parts;

          (v) complying with the Third Party Rights insofar as they relate to the Common Parts; and

          (vi) taking any steps (including proceedings) that the Landlord considers necessary to prevent or remove any encroachment over the Common Parts or to prevent the acquisition of any right over the Common Parts (or the Building as a whole) or to remove any obstruction to the flow of light or air to the Common Parts (or the Building as a whole);

     (b)  the costs, fees and disbursements (on a full indemnity basis) of:

          (i) managing agents employed by the Landlord for the carrying out and provision of the Services or, where managing agents are not employed, a management fee for the same; and

          (ii) accountants employed by the Landlord to prepare and audit the service charge accounts;

     (c) the costs of the salaries and employer costs (including pension, welfare and insurance contributions) and uniforms of security reception cleaning and maintenance staff for the Building and of all equipment and supplies needed for the proper performance of their duties;

     (d) all rates, taxes and impositions payable in respect of the Common Parts, their use and any works carried out on them (other than any taxes payable by the Landlord in connection with any dealing with or disposition of its reversionary interest in the Building); and

     (e) any VAT payable by the Landlord in respect of any of the items mentioned above except to the extent that the Landlord is able to recover such VAT.

8.3  The Landlord shall use its reasonable endeavours to procure:

     (a)  the repair of the structural parts of the Common Parts;

     (b) the provision of heating and air conditioning to the internal area of the Common Parts and the Property during such periods of the year as the Landlord considers appropriate (but subject to observing the performance criteria set out in Schedule 2 and having regard to the principles of good estate management)

     (c)  the provision of electricity and water to the Property;

     (d) the cleaning of the internal areas of the Common Parts and the outside of the windows of the Building as often as the Landlord considers appropriate;

     (e)  the lighting of the internal areas of the Common Parts;

     (f)  to keep any of the lifts in reasonable working order

8.4 In the event of any breakdown or any interruption in the provision of the services listed in Schedule 2, the Landlord undertakes to use all reasonable endeavours to procure the restoration of the same as soon as practicable having regard to the cause and nature of the breakdown or interruption

8.5 In the event of any breakdown or any interruption in the provision of the services listed in Schedule 2, the Landlord shall procure the provision of, where reasonably appropriate and practicable, any duty or standby system then available to it to minimise the effect of the breakdown or interruption

8.6 The Landlord may, but shall not be obliged to, provide or procure any of the other Services. The Landlord shall not be obliged to carry out any works where the need for those works has arisen by reason of any damage or destruction by a risk against which the Landlord is not obliged to insure.

8.7  The Landlord shall not be liable for:

     (a) any interruption in, or disruption to, the provision of any of the Services for any reason that is outside the reasonable control of the Landlord; or

     (b) any injury, loss or damage suffered by the Tenant as a result of any absence or insufficiency of any of the Services or of any breakdown or defect in any Service Media, except where due to the negligence of the Landlord.

8.8 Before or as soon as possible after the start of each Service Charge Year, the Landlord shall prepare and send the Tenant an estimate of the Service Costs for that Service Charge Year and a statement of the estimated Service Charge for that Service Charge Year.

8.9 The Tenant shall pay the estimated Service Charge for each Service Charge Year in four equal instalments on each of the Rent Payment Dates.

8.10 In relation to the Service Charge Year current at the date of this lease, the Tenant's obligations to pay the estimated Service Charge and the actual Service Charge shall be limited to an apportioned part of those amounts, such apportioned part to be calculated on a daily basis for the period from the date of this lease to the end of the Service Charge Year. The estimated Service Charge for which the Tenant is liable shall be paid in equal instalments on [the date of this lease and the remaining Rent Payment Days during the period from the date of this lease until the end of the Service Charge Year.

8.11 As soon as reasonably practicable after the end of each Service Charge Year, the Landlord shall prepare and send to the Tenant a certificate showing the Service Costs and the Service Charge for that Service Charge Year. The certificate shall be in accordance with the service charge accounts prepared and audited by the Landlord's independent accountants. The Tenant may inspect the accounts and the supporting invoices and receipts by appointment with the Landlord (or its accountants).

8.12 If any cost is omitted from the calculation of the Service Charge in any Service Charge Year, the Landlord shall be entitled to include it in the estimate and certificate of the Service Charge in any following Service Charge

     Year. Otherwise, and except in the case of manifest error, the Service Charge certificate shall be conclusive as to all matters of fact to which it refers.

8.13 Without prejudice to clause 9.4(f), where the Landlord provides any Service by reason of the damage to or destruction of the Common Parts by a risk against which the Landlord is obliged to insure the costs of that Service shall not be included in the Service Charge.

8.14 If, in respect of any Service Charge Year, the Landlord's estimate of the Service Charge is less than the Service Charge, the Tenant shall pay the difference on demand. If, in respect of any Service Charge Year, the Landlord's estimate of the Service Charge is more than the Service Charge, the Landlord shall credit the difference against the Tenant's next instalment of the estimated Service Charge (and where the difference exceeds the next instalment then the balance of the difference shall be credited against each succeeding instalment until it is fully credited).

8.15 The Landlord acknowledges that the costs of maintaining each of the Building Management Systems, the Chillers and the Roof shall be met exclusively by the Landlord until such time as such item or items are replaced at the sole cost of the Landlord whereupon following any such replacement it is agreed that any subsequent expenditure incurred in maintaining and repairing any such item or items following such replacement shall be recoverable from the Tenant by the Landlord pursuant to the provisions of this Lease

8.16 For the purposes of determining a fair proportion of the Service Costs no element of any costs incurred by the Landlord in connection with the provision of manning a reception facility in the Building (other than in relation to the security of the Building) shall be attributable to the Premises and payable by the Tenant as part of the Service Charge

9.   INSURANCE

9.1 Subject to clause 9.2, the Landlord shall keep the Building insured against loss or damage by the Insured Risks for its full reinstatement cost (taking inflation of building costs into account). The Landlord shall not be obliged to insure any part of the Property installed by the Tenant.

9.2  The Landlord's obligation to insure is subject to:

     (a) any exclusions, limitations, excesses and conditions that may be imposed by the insurers;

     (b) insurance being available in the London insurance market on reasonable terms acceptable to the Landlord;

9.3  The Tenant shall pay to the Landlord on demand:

     (a)  the Insurance Rent;

     (b) any amount that is deducted or disallowed by the insurers pursuant to any excess provision in the insurance policy; and

     (c) a fair proportion of any costs that the Landlord incurs in obtaining a valuation of the Building for insurance purposes.

9.4  The Tenant shall:

     (a) give the Landlord notice immediately any matter occurs in relation to the Tenant or the Property that any insurer or underwriter may treat as material in deciding whether or on what terms to insure or to continue to insure the Estate;

     (b) not do or omit anything as a result of which any policy of insurance of the Estate or any neighbouring property may become void or voidable or otherwise prejudiced, or the payment of any policy money may be withheld, nor (unless the Tenant has previously notified the Landlord and has paid any increased or additional premium) anything as a result of which any increased insurance or additional premium may become payable;

     (c) comply at all times with the requirements and recommendations of the insurers relating to the Property and the use by the Tenant of the Common Parts;

     (d) give the Landlord immediate notice of the occurrence of any damage or loss relating to the Property arising from an Insured Risk;

     (e) not effect any insurance of the Property, but if it becomes entitled to the benefit of any insurance proceeds in respect of the Property pay those proceeds or cause them to be paid to the Landlord; and

     (f) pay the Landlord an amount equal to any insurance money that the insurers of the Estate refuse to pay (in relation to the Building) by reason of any act or omission of the Tenant or any undertenant, their workers, contractors or agents or any person at the Property or the Common Parts with the actual or implied authority of any of them.

9.5 The Landlord shall, subject to obtaining all necessary planning and other consents, use all insurance money received (other than for loss of rent) in connection with any damage to the Estate to repair the damage for which the money has been received or (as the case may be) in rebuilding the Building. The Landlord shall not be obliged to:

     (a) provide accommodation or facilities identical in layout or design so long as accommodation reasonably equivalent to that previously at the Property and its access, services and amenities is provided; or

     (b) repair or rebuild if the Tenant has failed to pay any of the Insurance Rent; or

     (c) repair or rebuild the Building after a notice has been served pursuant to clause 9.7 or clause 9.8.

9.6 If the Property is damaged or destroyed by a risk against which the Landlord is obliged to insure so as to be unfit for occupation and use or if the Common Parts are damaged or destroyed by a risk against which the Landlord is obliged to insure so as to make the Property inaccessible or unusable then, unless the policy of insurance in relation to Estate has been vitiated in whole or in part in consequence of any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any other person on the Estate with the actual or implied authority of any of them, payment of the Annual Rent, or a fair proportion of it according to the nature and extent of the damage, shall be suspended until the Property has been reinstated and made fit for occupation and use or the Common Parts have been reinstated so as to make the Property accessible or useable (as the case may be), or until the end of three years from the date of damage or destruction, if sooner.

9.7 If, following damage to or destruction of the Building, the Landlord considers that it is impossible or impractical to reinstate the Building, the Landlord may terminate this lease by giving notice to the Tenant. On giving notice this lease shall determine but this shall be without prejudice to any right or remedy of either party against the other in respect of any breach of the covenants of this lease. Any proceeds of the insurance shall belong to the Landlord.

9.8 Provided that the Tenant has complied with its obligations in this clause, the Tenant may terminate this lease by giving notice to the Landlord if, following damage or destruction of the Property or the Common Parts by an Insured Risk, the Property has not been reinstated so as to be fit for occupation and use or the Common Parts have not been reinstated so as to make the Property accessible or useable within three years after the date of damage or destruction. On giving this notice this lease shall determine but this shall be without prejudice to any right or remedy of either party against the other in respect of any breach of the covenants of this lease. Any proceeds of the insurance shall belong to the Landlord.

10.  RATES AND TAXES

10.1 The Tenant shall pay all present and future rates, taxes and other impositions payable in respect of the Property, its use and any works carried out there, other than:

     (a) any taxes payable by the Landlord in connection with any dealing with or disposition of the reversion to this lease; or

     (b) any taxes, other than VAT and insurance premium tax, payable by the Landlord by reason of the receipt of any of the rents due under this lease.

10.2 If any such rates, taxes or other impositions are payable in respect of the Property together with other land (including any other part of the Building) the Tenant shall pay a fair proportion of the total.

10.3 The Tenant shall not make any proposal to alter the rateable value of the Property or that value as it appears on any rating list, without the approval of the Landlord which shall not be unreasonably withheld or delayed.

11.  UTILITIES

11.1 The Tenant shall pay all costs in connection with the supply and removal of electricity, gas, water, sewage, telecommunications data and other services and utilities to or from the Property.

11.2 The Tenant shall comply with all laws and with any recommendations of the relevant suppliers relating to the use of those services and utilities.

12.  COMMON ITEMS

12.1 The Tenant shall pay the Landlord on demand a fair proportion of all costs payable by the Landlord for the maintenance, repair, lighting, cleaning and renewal of all Service Media, structures and other items not on the Building but used or capable of being used by the Building in common with other land.

12.2 The Tenant shall comply with all reasonable regulations the Landlord may make from time to time in connection with the use of any of those Service Media, structures or other items.

13.  VAT

13.1 All sums payable by the Tenant are exclusive of any VAT that may be chargeable. The Tenant shall pay VAT in respect of all taxable supplies made to it in connection with this lease on the due date for making any payment or, if earlier, the date on which that supply is made for VAT purposes.

13.2 Every obligation on the Tenant under or in connection with this lease to pay, refund or to indemnify the Landlord or any other person any money or against any liability includes an obligation to pay, refund or indemnify against any VAT, or an amount equal to any VAT, chargeable in respect of it.

14.  DEFAULT INTEREST AND INTEREST

14.1 If any Annual Rent or any other money payable under this lease has not been paid within 14 days from the date it is due, whether it has been formally demanded or not, the Tenant shall pay the Landlord interest at the Default Interest Rate (both before and after any judgment) on that amount for the period from the due date to and including the date of payment.

14.2 If the Landlord does not demand or accept any Annual Rent or other money due or tendered under this lease because the Landlord reasonably believes that the Tenant is in breach of any of the tenant covenants of this lease, then the Tenant shall, when that amount is accepted by the Landlord, also pay interest at the Interest Rate on that amount for the period from the date the amount (or each part of it) became due until the date it is accepted by the Landlord.

15.  COSTS

15.1 The Tenant shall pay the reasonable and proper costs and expenses of the Landlord including any solicitors' or other professionals' costs and expenses (properly incurred both during and after the end of the term) in connection with or in contemplation of:

     (a)  the enforcement of the tenant covenants of this lease;

     (b) serving any notice in connection with this lease under section 146 or 147 of the Law of Property Act 1925 or taking any proceedings under either of those sections, notwithstanding that forfeiture is avoided otherwise than by relief granted by the court;

     (c) serving any notice in connection with this lease under section 17 of the Landlord and Tenant (Covenants) Act 1995;

     (d) the preparation and service of a Schedule of dilapidations in connection with this lease; and

     (e) any consent or approval applied for under this lease, whether or not it is granted (unless the consent or approval is unreasonably withheld by the Landlord in circumstances where the Landlord is not unreasonably to withhold it).

16.  REGISTRATION OF THIS LEASE

     Promptly following the grant of this lease, the Tenant shall apply to register this lease at HM Land Registry. The Tenant shall ensure that any requisitions raised by HM Land Registry in connection with that application are dealt with promptly and properly. Within one month after completion of the registration, the Tenant shall send the Landlord official copies of its title.

17.  ASSIGNMENTS

17.1 The Tenant shall not assign the whole of this lease without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

17.2 The Tenant shall not assign part only of this lease.

17.3 The Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may give its consent to an assignment subject to all or any of the following conditions:

     (a) a condition that the assignor (and any former tenant who because of section 11 of the Landlord and Tenant (Covenants) Act 1995 has not been released from the tenant covenants of this lease) enters into an authorised guarantee agreement which:

          (i)  is in respect of all the tenant covenants of this lease;

          (ii) is in respect of the period beginning with the date the assignee becomes bound by those covenants and ending on the date when the assignee is released from those covenants by virtue of section 5 of the Landlord and Tenant (Covenants) Act 1995;

          (iii) imposes principal debtor liability on the assignor (and any former tenant);

          (iv) requires (in the event of a disclaimer of liability of this lease) the assignor (or former tenant as the case may be) to enter into a new tenancy for a term equal to the unexpired residue of the Contractual Term; and

          (v)  is otherwise in a form reasonably required by the Landlord;

     (b) a condition that a person of standing acceptable to the Landlord enters into a guarantee and indemnity of the tenant covenants of this lease in such form as the Landlord may reasonably require.

17.4 Nothing in this clause shall prevent the Landlord from giving consent subject to any other reasonable condition, nor from refusing consent to an assignment in any other circumstance where it is reasonable to do so.

17.5 The Landlord and Tenant agree that for the purposes of section 19(1a) of the Landlord and Tenant Act 1927 the Landlord may refuse its consents to an assignment if any annual rent or other money due under this lease is outstanding save in the event of a genuine dispute

18.  UNDERLETTINGS

18.1 The Tenant shall not underlet the whole or part of the Property except in accordance with this clause nor without the consent of the Landlord, such consent not to be unreasonably withheld.

18.2 The Tenant shall not underlet the whole or any part of the Property:

     (a) together with any property or any right over property that is not included within this lease;

     (b)  at a fine or premium or reverse premium; nor

     (c) allowing any rent free period to the undertenant that exceeds the period as is then usual in the open market in respect of such a letting

18.3 In relation to an underlease of part of the Property, the Tenant shall not underlet an area of less than 5,000 square feet

18.4 The Tenant shall not underlet the whole or any part of the Property unless, before the underlease is granted, the Tenant has given the Landlord:

     (a) a certified copy of the notice served on the undertenant, as required by section 38A(3)(a) of the 1954 Act, applying to the tenancy to be created by the underlease; and

     (b) a certified copy of the declaration or statutory declaration made by the undertenant in accordance with the requirements of section 38A(3)(b) of the 1954 Act.

18.5 Any underletting by the Tenant shall be by deed and shall include:

     (a) an agreement between the Tenant and the undertenant that the provisions of sections 24 to 28 of the 1954 Act are excluded from applying to the tenancy created by the underlease;

     (b) the reservation of a rent which is not less than the full open market rental value of the Property or the relevant part thereof at the date the underletting and which is payable at the same times as the Annual Rent under this lease (but this shall not prevent an underlease providing for a rent free period of a length permitted by clause 18.2(c);

     (c) provisions for the review of rent at the same dates and on the same basis as the review of rent in this lease, unless the term of the underlease does not extend beyond the next Review Date;

     (d) a covenant by the undertenant, enforceable by and expressed to be enforceable by the Landlord (as superior landlord at the date of grant) and its successors in title in their own right, to observe and perform the tenant covenants in the underlease and any document that is supplemental or collateral to it and the tenant covenants in this lease, except the covenants to pay the rents reserved by this lease; and

     (e) provisions requiring the consent of the Landlord to be obtained in respect of any matter for which the consent of the Landlord is required under this lease,

     and shall otherwise be consistent with and include tenant covenants no less onerous (other than as to the Annual Rent) than those in this lease, and be in a form approved by the Landlord, such approval not to be unreasonably withheld or delayed.

18.6 In relation to any underlease granted by the Tenant, the Tenant shall:

     (a) not vary the terms of the underlease nor accept a surrender of the underlease without the consent of the Landlord, such consent not to be unreasonably withheld;

     (b) enforce the tenant covenants in the underlease and not waive any of them nor allow any reduction in the rent payable under the underlease; and

     (c) ensure that in relation to any rent review the revised rent is not agreed without the approval of the Landlord, such approval not to be unreasonably withheld.

19.  SHARING OCCUPATION

     The Tenant may share occupation of the Property with any company that is a member of the same group (within the meaning of section 42 of the 1954 Act) as the Tenant for as long as that company remains within that group and provided that no relationship of landlord and tenant is established by that arrangement.

20.  CHARGING

20.1 The Tenant shall not charge the whole of this lease without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

20.2 The Tenant shall not charge part only of this lease.

21.  PROHIBITION OF OTHER DEALINGS

     Except as expressly permitted by this lease, the Tenant shall not assign, underlet, charge, part with possession or share occupation of this lease or the Property or hold the lease on trust for any person (except pending registration of a dealing permitted by this lease at HM Land Registry or by reason only of joint legal ownership).

22.  REGISTRATION AND NOTIFICATION OF DEALINGS AND OCCUPATION

22.1 In this clause a TRANSACTION is:

     (a) any dealing with this lease or the devolution or transmission of, or parting with possession of any interest in it; or

     (b) the creation of any underlease or other interest out of this lease, or out of any interest, underlease derived from it, and any dealing, devolution or transmission of, or parting with possession of any such interest or underlease; or

     (c) the making of any other arrangement for the occupation of the Property.

22.2 In respect of every Transaction that is registrable at HM Land Registry, the Tenant shall promptly following completion of the Transaction apply to register it (or procure that the relevant person so applies). The Tenant shall (or shall procure that) any requisitions raised by HM Land Registry in connection with an application to register a Transaction are dealt with promptly and properly. Within one month of completion of the registration, the Tenant shall send the Landlord official copies of its title (and where applicable of the undertenant's title).

22.3 No later than one month after a Transaction the Tenant shall:

     (a)  give the Landlord notice of the Transaction;

     (b) deliver a certified copy of any document effecting the Transaction to the Landlord's Solicitors; and

     (c)  pay the Landlord's solicitors a registration fee of L30 (plus VAT).

22.4 If the Landlord so requests, the Tenant shall promptly supply the Landlord with full details of the occupiers of the Property and the terms upon which they occupy it.

23.  CLOSURE OF THE REGISTERED TITLE OF THIS LEASE

     Within one month after the end of the term (and notwithstanding that the term has ended), the Tenant shall make an application to close the registered title of this lease and to remove any entries made on the Landlord's title and shall ensure that any requisitions raised by HM Land Registry in connection with that application are dealt with promptly and properly; the Tenant shall keep the Landlord informed of the progress and completion of its application.

24.  REPAIRS

24.1 The Tenant shall keep the Property in good and substantial repair and condition.

24.2 The Tenant shall not be liable to repair the Property to the extent that any disrepair has been caused by an Insured Risk, unless and to the extent that the policy of insurance of the Property has been vitiated or any insurance proceeds withheld in consequence of any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any person on the Property with the actual or implied authority of any of them

24.3 The Tenant shall keep the Property in a clean and tidy condition and clean all windows at the Property as often as is necessary

24.4 The Tenant shall repair and maintain to a good standard the telecommunications mast and the area which it occupies as referred to in clause 3.1(k) and the storage area referred to in clause 3.1(l)

25.  DECORATION

25.1 The Tenant shall decorate the Property as often as is reasonably necessary and also in the last three months before the end of the term.

25.2 All decoration shall be carried out in a good and proper manner using good quality materials that are appropriate to the Property and the Permitted Use and shall include all appropriate preparatory work.

25.3 All decoration carried out in the last three months of the term shall also be carried out to the satisfaction of the Landlord and using materials, designs and colours approved by the Landlord.

26.  ALTERATIONS AND SIGNS

26.1 The Tenant shall not make any alteration to the Property without the consent of the Landlord, such consent not to be unreasonably withheld or delayed, other than as mentioned in clause 26.2.

26.2 The Tenant may install and remove non-structural, demountable partitioning, without the consent of the Landlord provided that it makes good any damage to the Property and to any part of the Common Parts.

26.3 In deciding whether to consent to any alteration to the Property, the Landlord may (acting reasonably) request the Tenant submits to the Landlord plans and specifications for the proposed alterations and enters into such covenants with the Landlord in relation to those alterations as the Landlord may reasonably require

26.4 The Tenant shall not install nor alter the route of any Service Media at the Property without the consent of the Landlord, such consent not to be unreasonably withheld.

26.5 The Tenant shall not attach any sign, fascia, placard, board, poster or advertisement to the Property so as to be seen from the outside of the Building.

26.6 Other than the telecommunications mast referred to in clause 3.1.(k) the Tenant shall not erect any pole antenna wire satellite dish or other apparatus upon any part of the exterior of the Property without the consent of the Landlord which shall not be unreasonably withheld or delayed.

27.  RETURNING THE PROPERTY TO THE LANDLORD

27.1 At the end of the term the Tenant shall return the Property to the Landlord in the condition required by this lease.

27.2 If the Landlord gives the Tenant notice, the Tenant shall remove items it has fixed to the Property, remove any alterations it has made to the Property and make good any damage caused to the Property by that removal.

27.3 At the end of the term, the Tenant shall remove from the Property and from the Estate (with the exception of Tenant's Plant) all chattels belonging to or used by it and make good any damage caused by such removal.

27.4 If the Landlord so requires at the end of the term or if earlier, on an assignment of this Lease, the Tenant shall remove the telecommunications mast referred to in clause 3.1(k) and shall make good any damage caused by that removal.

27.5 If at the end of the term or if earlier, on an assignment of this Lease, any Tenant's Plant remains on the Estate the Tenant shall leave it in good working order and the property in the same shall thenceforth transfer to the Landlord.

27.6 The Tenant irrevocably appoints the Landlord to be the Tenant's agent to store or dispose of any chattels or items it has fixed to the Property and which have been left by the Tenant on the Property for more than ten working days after the end of the term. The Landlord shall not be liable to the Tenant by reason of that storage or disposal. The Tenant shall indemnify the Landlord in respect of any claim made by a third party in relation to that storage or disposal.

27.7 If the Tenant does not comply with its obligations in this clause, then, without prejudice to any other right or remedy of the Landlord, the Tenant shall pay the Landlord an amount equal to the Annual Rent at the rate reserved immediately before the end of the term for the period that it would reasonably take to put the Property into the condition it would have been in had the Tenant performed its obligations under this clause. The amount shall be a debt due on demand from the Tenant to the Landlord.

28.  USE

28.1 The Tenant shall not use the Property for any purpose other than the Permitted Use.

28.2 The Tenant shall not use the Property for any illegal purpose nor for any purpose or in a manner that would cause loss, damage, injury, nuisance or inconvenience to the Landlord, the other tenants or occupiers of the Lettable Units or any owner or occupier of neighboring property.

28.3 The Tenant shall not overload any structural part of the Building nor any Service Media at or serving the Property.

29.  MANAGEMENT OF THE BUILDING

29.1 The Tenant shall observe all reasonable and proper regulations made by the Landlord from time to time in accordance with the principles of good estate management and notified to the Tenant relating to the use of the Common Parts and the management of the Building.

29.2 The Tenant shall not obstruct the Common Parts nor use them in a manner which may cause loss damage injury or nuisance to the Landlord, the Tenant or occupiers of the Lettable Unit or any owner or occupier of neighbouring property.

29.3 Nothing in this lease shall impose or be deemed to impose any restriction on the use of any other Lettable Unit or any neighbouring property.

30.  PARKING AND LOADING

30.1 The Tenant shall ensure all loading unloading deliveries and despatch of goods is carried out only by using the service accesses and goods lifts designated from time to time by the Landlord for the use of the Property and in relation to the use of the parking area at the Common Parts

30.2 The Tenant shall not use the parking areas at the Common Parts for any purpose other than the parking of motor vehicles in connection with the Permitted Use and shall not carry out any repairs or maintenance works to any vehicles (except valeting and cleaning and minor repairs in the case of emergency)

31.  COMPLIANCE WITH LAWS

31.1 The Tenant shall comply with all laws relating to:

     (a)  the Property and the occupation and use of the Property by the Tenant;

     (b) the use of all Service Media and machinery and equipment at or serving the Property;

     (c)  any works carried out at the Property; and

     (d)  all materials kept at or disposed from the Property.

31.2 Without prejudice to any obligation on the Tenant to obtain any consent or approval under this lease, the Tenant shall carry out all works that are required under any law to be carried out at the Property whether by the owner or the occupier.

31.3 Within five working days after receipt of any notice or other communication affecting the Property or the Building (and whether or not served pursuant to any law) the Tenant shall:

     (a)  send a copy of the relevant document to the Landlord; and

     (b) in so far as it relates to the Property, take all steps necessary to comply with the notice or other communication and take any other action in connection with it as the Landlord may require.

31.4 The Tenant shall not apply for any planning permission for the Property.

31.5 The Tenant shall not carry out any works at the Property in respect of which the Construction (Design and Management) Regulations 1994 apply without the consent of the Landlord. Such consent is not to be unreasonably withheld or delayed in the case of works in respect of which the Landlord is not otherwise to withhold its consent unreasonably or which the Tenant is obliged to carry out under the terms of this lease.

31.6 The Tenant shall supply the Landlord with all documents relating to the Property that are required under the Construction (Design and Management) Regulations 1994 to be kept in the health and safety file for the Building.

31.7 The Tenant shall not discharge or permit or suffer to be discharged into any Service Media serving the Property, the Estate or any neighbouring property any oil grease or other deleterious matter or substance which might be or become to be a source of danger or injury to the Service Media of the Property, The Estate or neighbouring property nor to discharge onto the Property, the Estate or neighbouring property or allow to escape from the Property any matter gas or liquid which contaminates or pollutes the Property, the Estate or any neighbouring property, land or water.

31.8 As soon as the Tenant becomes aware of any defect in the Property, it shall give the Landlord notice of it. The Tenant shall indemnify the Landlord against any liability under the Defective Premises Act 1972 in relation to the Property by reason of any failure of the Tenant to comply with any of the tenant covenants in this lease.

31.9 The Tenant shall keep the Property equipped with all fire prevention, detection and fighting machinery and equipment and fire alarms which are required under all relevant laws or required by the insurers of the Property or reasonably recommended by them or reasonably required by the Landlord and shall keep that machinery, equipment and alarms properly maintained and available for inspection.

32.  ENCROACHMENTS, OBSTRUCTIONS AND ACQUISITION OF RIGHTS

32.1 The Tenant shall not grant any right or licence over the Property to any person nor permit any person to make any encroachment over the Property.

32.2 The Tenant shall not obstruct the flow of light or air to the Property.

32.3 The Tenant shall not make any acknowledgement that the flow of light or air to the Property or any other part of the Building or that the means of access to the Building is enjoyed with the consent of any third party.

32.4 The Tenant shall immediately notify the Landlord if any person takes or threatens to take any action to obstruct the flow of light or air to the Property.

33.  REMEDY BREACHES

33.1 The Landlord may enter the Property to inspect its condition and state of repair and may give the Tenant a notice of any breach of any of the tenant covenants in this lease relating to the condition or repair of the Property.

33.2 If the Tenant has not begun any works needed to remedy that breach within two months following that notice (or if works are required as a matter of emergency, then immediately) or if the Tenant is not carrying out the works with all due speed, then the Landlord may enter the Property and carry out the works needed.

33.3 The costs incurred by the Landlord in carrying out any works pursuant to this clause (and any professional fees and any VAT in respect of those costs) shall be a debt due from the Tenant to the Landlord and payable on demand.

33.4 Any action taken by the Landlord pursuant to this clause shall be without prejudice to the Landlord's other rights, including those under clause 37.

34.  INDEMNITY

     The Tenant shall keep the Landlord indemnified against all expenses, costs, claims, damage and loss arising from any breach of any tenant covenants in this lease, or any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any other person on the Property or the Common Parts with the actual or implied authority of any of them.

35.  RELETTING AND SALE OF REVERSION

35.1 The Tenant shall permit the Landlord upon reasonable prior notice in writing at any time during the last six months of the term to permit persons authorised by the Landlord or the Landlord's agent to view the Property

35.2 The Tenant shall permit upon reasonable prior notice in writing at any time during the term prospective purchasers of or agents instructed in connection with the Landlord's sale of the reversion or any other interest in the Property to view the Property without interruption

35.3 During the first 9 months of the Contractual Term, and on no less than 48 hours prior notice from the Landlord, the Tenant shall permit at any time prospective Tenants or agents instructed in the letting of a Lettable Unit to view the Property without interruption subject to the Tenant's reasonable security requirements being complied with

35.4 On the sale of the freehold reversion, the Tenant shall not unreasonably withhold consent to a request made by the Landlord under Section 8 of the Landlord and Tenant (covenants) Act 1995 for a release from all or any of the Landlord's covenants in this lease

36.  LANDLORD'S COVENANT FOR QUIET ENJOYMENT

     The Landlord covenants with the Tenant, that, so long as the Tenant pays the rents reserved by and complies with its obligations in this lease, the Tenant shall have quiet enjoyment of the Property without any lawful interruption by the Landlord or any person claiming under the Landlord.

37.  CONDITION FOR RE-ENTRY

37.1 The Landlord may re-enter the Property at any time after any of the following occurs:

     (a) any rent is unpaid 21 days after becoming payable whether it has been formally demanded or not;

     (b)  any breach of any condition of, or tenant covenant, in this lease;

     (c)  where the Tenant or any guarantor is a corporation:

          (i) the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant or guarantor; or

          (ii) the making of an application for an administration order or the making of an administration order in relation to the Tenant or guarantor; or

          (iii) the giving of any notice of intention to appoint an administrator, or the filing at court of the prescribed documents in connection with the appointment of an administrator, or the appointment of an administrator, in any case in relation to the tenant or the guarantor; or

          (iv) the appointment of a receiver or manager or an administrative receiver in relation to any property or income of the Tenant or guarantor; or

          (v) the commencement of a voluntary winding-up in respect of the Tenant or guarantor, except a winding-up for the purpose of amalgamation or reconstruction of a solvent company in respect of which a statutory declaration of solvency has been filed with the Registrar of Companies; or

          (vi) the making of a petition for a winding-up order or a winding-up order in respect of the Tenant or guarantor; or

          (vii) the striking-off of the Tenant or guarantor from the Register of Companies or the making of an application for the Tenant or the guarantor to be struck-off; or

          (viii) the Tenant or guarantor otherwise ceasing to exist;

     (d)  where the Tenant or any guarantor is an individual:

          (i) the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant or guarantor; or

          (ii) the presentation of a petition for a bankruptcy order or the making of a bankruptcy order against the Tenant or guarantor.

37.2 If the Landlord re-enters the Property pursuant to this clause, this lease shall immediately end, but without prejudice to any right or remedy of the Landlord in respect of any breach of covenant by the Tenant or any guarantor.

38.  LIABILITY

38.1 At any time when the Landlord, the Tenant or a guarantor is more than one person, then in each case those persons shall be jointly and severally liable for their respective obligations arising by virtue of this lease. The Landlord may release or compromise the liability of any one of those persons or grant any time or concession to any one of them without affecting the liability of any other of them.

38.2 The obligations of the Tenant and any guarantor arising by virtue of this lease are owed to the Landlord and the obligations of the Landlord are owed to the Tenant.

38.3 In any case where the facts are or should reasonably be known to the Tenant, the Landlord shall not be liable to the Tenant for any failure of the Landlord to perform any landlord covenant in this lease unless and until the Tenant has given the Landlord notice of the facts that give rise to the failure and the Landlord has not remedied the failure within a reasonable time.

39.  OPTION TO TERMINATE

     The Tenant may terminate this lease on the tenth anniversary of the date hereof by serving on the Landlord not less than 6 months prior notice in writing of its wish to terminate this Lease and upon the expiry of the notice this Lease shall determine but without prejudice to any claim which either party may have against the other arising out of any breach of covenant prior to the date of such termination.

40.  NOTICES, CONSENTS AND APPROVALS

40.1 Except where this lease specifically states that a notice need not be in writing, or where notice is given in an emergency, any notice given pursuant to this lease shall be in writing.

40.2 A written notice shall be delivered by hand or sent by pre-paid first class post or recorded delivery. A correctly addressed notice sent by pre-paid first class post shall be deemed to have been delivered at the time at which it would have been delivered in the normal course of the post.

40.3 Section 196 of the Law of Property Act 1925 shall otherwise apply to notices given under this lease.

40.4 Where the consent of the Landlord is required under this lease, a consent shall only be valid if it is given by deed, unless:

     (a) it is given in writing and signed by a person duly authorised on behalf or the Landlord; and

     (b) it expressly states that the Landlord waives the requirement for a deed in that particular case.

     If a waiver is given, it shall not affect the requirement for a deed for any other consent.

40.5 Where the approval of the Landlord is required under this lease, an approval shall only be valid if it is in writing and signed by or on behalf of the Landlord, unless:

     (a)  the approval is being given in a case of emergency; or

     (b)  this lease expressly states that the approval need not be in writing.

40.6 If the Landlord gives a consent or approval under this lease, the giving of that consent or approval shall not imply that any consent or approval required from a third party has been obtained, nor shall it obviate the need to obtain any consent or approval from a third party.

41.  GOVERNING LAW AND JURISDICTION

41.1 This lease shall be governed by and construed in accordance with the law of England and Wales.

41.2 The Landlord, the Tenant, and any guarantor irrevocably agree to submit to the exclusive jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection with this lease or the legal relationships established by it.

42.  DISPUTES WITH ADJOINING OWNERS AND OCCUPIERS

     If any dispute arises between the Tenant and the tenants or occupiers of the Estate as to any easement right privilege in connection with the use of the Estate it shall be decided by the Landlord's Surveyor who shall act impartially but whose decision shall be final and binding (save in the case of manifest error)

43.  COMPENSATION ON VACATING

     Any right of the Tenant or anyone deriving title under the Tenant to claim compensation from the Landlord on leaving the Property under the Landlord and Tenant Act 1927 or the 1954 Act is excluded, except to the extent that the legislation prevents that right being excluded

44.  RIGHTS AND EASEMENTS

     Except as mentioned in clause 3, neither the grant of this lease nor anything in it confers any right over the Estate or any neighbouring property nor is to be taken to show that the Tenant may have any right over the same and section 62 of the Law of Property Act 1925 does not apply to this lease

45.  WARRANTIES AND REPRESENTATIONS

45.1 Nothing in this lease constitutes or shall constitute a representation or warranty that the Property, the Building Common Parts or the Estate Common Parts may lawfully be used for any purpose allowed by this lease

45.2 The Tenant acknowledges that in entering into this lease it has not relied on, nor shall have any remedy in respect of, any statement or representation made by or on behalf of the Landlord.

46.  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

     A person who is not a party to this lease shall not have any rights under or in connection with this lease by virtue of the Contracts (Rights of Third Parties) Act 1999.

47.  LANDLORD AND TENANT (COVENANTS) ACT 1995

     This lease creates a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

                           SCHEDULE 1 - TENANTS PLANT

Wrights Air Conditioning Unit 15/1 Serial No. - 3349BFS21CWLPHW

Wrights Air Conditioning Unit 15/2 Serial No. - 3349AFS21CWLPHW

Wrights Air Conditioning Unit 15/3 Serial No. - 3349DFS8CWLPHW

York Emergency Standby Chiller Unit Serial No. - 00007757001

York Emergency Standby Changeover Unit Serial No. - 131FIO0714

BEST Unity 1 UPS Serial No. - BEC0058

APC UPS Serial No. - GE0244150961

                                   SCHEDULE 2

CHILLED WATER

Chilled water will be available "24x7x365" at a flow temperature within the range of 7-10 Degrees Celsius

DOMESTIC HOT WATER

Domestic hot water services will be available "24x7x365" at a temperature of 50 Degrees Celsius within one minute of drawing water from the source

AIR CONDITIONING SYSTEMS

Air conditioning systems will be available, subject to reasonable tenants advanced notice, "24x7x365". Temperature and humidity at point of use to be within the band 21 Degrees Celsius +/- 2 Degrees Celsius. 40-60%RH

ELECTRICAL POWER

Mains electricity will be available "24x7x365 at the voltage and frequency supplied by the electricity supply company

EMERGENCY POWER SYSTEMS

lOOkVA of on-site generating capacity for Mitel specific use to be available "24x7x365"

SECURITY SYSTEMS

Security provision, via both manned and technology solutions, will be available "24x7x365"

Executed as a deed by ROBERT            ----------------------------------------
HITCHINS LIMITED acting by a            Director
Director and its Company Secretary


                                        ----------------------------------------
                                        Director/Secretary


Executed as a deed by MITEL             ----------------------------------------
NETWORKS LIMITED acting by a            Director
Director and its Company Secretary


                                        ----------------------------------------
                                        Director/Secretary

THIS AGREEMENT is made the _____________ day of _____________ 2005 BETWEEN MITEL NETWORKS LIMITED whose registered office is at Portskewett Monmouthshire ("the Seller") of the first part ROBERT HITCHINS LIMITED whose registered office is at Rowan House Barnett Way Barnwood Gloucester ("the Buyer") of the second part and CAXTON FACILITIES MANAGEMENT LIMITED whose registered office is at Conway House St Mellons Business Park Cardiff ("the Manager") of the third part

SUPPLEMENTAL to an Agreement of 24 August 2005 and made between the Seller (1) and the Buyer (2) ("the Sale Agreement") and to an Agreement of even date made between the Buyer (1) and the Manager (2) ("the Facilities Management Agreement") WHEREBY IT IS AGREED as follows:-

DEFINITIONS

1. In this Agreement the following words and phrases shall have the following meanings:

"Completion"                 The completion of the Sale Agreement

"the Employees"              The employees of the Seller who are engaged in the
                             maintenance and management of the Property
                             particulars of whom are set out in the Schedule
                             hereto

"the Property"               ALL THAT land and property to be known as
                             Castlegate Business Park being the premises
                             registered at HM Land Registry under title number
                             CYM62633

"the Transfer Regulations"   The Transfer of Undertakings (Protection of
                             Employment) Regulations 1981 (as amended)

THE CONTEXT

2. By virtue of the Sale Agreement the Seller has agreed to sell and the Buyer has agreed to purchase the Property as a going concern

3. By virtue of the Facilities Management Agreement the Buyer has appointed the Manager as the Facilities Manager responsible for the maintenance and management of the Property

4. The parties acknowledge and agree that as a result of the Sale Agreement and the Facilities Management Agreement the business of maintaining the Property will be transferred to the Manager and that such transfer will constitute a "relevant transfer" for the purposes of the Transfer Regulations and in consideration of each party entering into the aforementioned agreements they hereby further agree as follows:

THE EMPLOYEES

5. The Manager acknowledges that on Completion the contracts of employment between the Seller and the Employees shall have effect as if made between the Manager and the Employees (save only insofar as such contracts relate to any occupational pensions scheme)

6. The Seller shall be liable for all wages bonuses national insurance contributions tax and any other outgoings due or payable in respect of the Employees up to but excluding the date of Completion

7. The Manager shall engage all the Employees with effect from Completion on the same terms and conditions as those on which they were previously employed by the Seller and shall be responsible for all wages bonuses national insurance contributions tax and other outgoings due or payable in respect of the Employees on and with effect from Completion

8. The Manager will also assume any outstanding obligations of the Seller in respect of accrued holiday entitlements and accrued holiday pay of the Employees with effect from Completion

9. The Manager undertakes to continue to recognise the Employees' rights to membership of a trade union

INFORMATION

10 On or as soon as practicable after Completion the Manager shall notify the Employees of the transfer of their employment the form of such notice to be agreed with the Seller

11 The Manager undertakes with the Seller that it will comply with its obligations under Regulations 10 and 11 of the Transfer Regulations and will provide to the Seller in writing such information at such times as will enable the Seller to fulfil its obligations thereunder

12 On or as soon as practicable after Completion the Seller shall deliver to the Manager copies of all PAYE and national insurance records and of any other documents or records which are relevant to the Employees

13 The Seller will at the reasonable request of the Manager (and at the Manager's expense) provide to the Manager in relation to any of the Employees such information or documents which are not delivered to the Manager at Completion but which the Manager may reasonably require relating to the employment of the Employees or their health welfare or any other similar matter

WARRANTIES AND INDEMNITIES

14 The Seller hereby warrants to the Buyer and to the Manager that there is no one other than the Employees who is engaged in the maintenance or management of the Property

15 In consideration of the sum of one hundred and sixty eight thousand pounds (L168,000) now paid by the Seller to the Buyer and forthwith by the Buyer to the Manager the Buyer and the Manager shall indemnify the Seller against all costs claims demands and liabilities arising out of the Employees' employment (other than as specified in clause 6 above) including any claims arising out of the failure by the Manager to comply with the Transfer Regulations or any change by the Manager in the Employees' terms and conditions of employment or the termination by the Manager of such employment

16 The Manager shall indemnify the Buyer against any claim made by the Seller against the Buyer pursuant to clause 15

17 The parties will inform each other as soon as reasonably practical of any claim which may give rise to an indemnity under the preceding clauses of this Agreement and shall co-operate with each other in relation to any such claim and shall not settle or compromise any such claim without the prior written consent of the indemnifying party (such consent not to be unreasonably withheld or delayed)

18 This Agreement will be governed by and construed in accordance with the law of England and Wales

AS WITNESS the hands of the parties hereto or their duly authorised agents the day and year first before written

                                  THE SCHEDULE

POSITION                            EMPLOYEE NAME
--------                            -------------
Facilities Team Leader              Allan McCabe
Facilities Specialist               Phillip Trigg
Facilities Technician               John Shaw
Plant Services Technical Engineer   David Hughes
Plant Services Engineer             David Reynolds

Signed by


-------------------------------------
duly authorised agent of
MITEL NETWORKS LIMITED
and on its behalf


Signed by


-------------------------------------
duly authorised agent of
ROBERT HITCHINS LIMITED
and on its behalf


Signed by


-------------------------------------
duly authorised agent of
CAXTON FACILITIES MANAGEMENT LIMITED
and on its behalf